Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-291209

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED OCTOBER 31, 2025)

New Issue	November 7, 2025

Up to US$200,000,000 of Common Shares

This prospectus supplement (this “Prospectus Supplement”) of Trilogy Metals Inc. (“we”, “Trilogy” or the “Company”), together with the base shelf prospectus dated October 31, 2025 (the “Prospectus”), qualifies the distribution (the “Offering”) of common shares (the “Offered Shares”) in the capital of Trilogy having an aggregate offering amount of up to US$200,000,000. See “Plan of Distribution” and “Description of Share Capital”.

Trilogy has entered into an equity distribution agreement dated November 7, 2025 (the “Distribution Agreement”) with Cantor Fitzgerald & Co., BMO Capital Markets Corp., Canaccord Genuity LLC, National Bank of Canada Financial Inc., and Raymond James (USA) Ltd. (together the “Agents” and each an “Agent”), pursuant to which Trilogy may offer and issue the Offered Shares from time to time through the Agents, as agents, in accordance with the terms of the Distribution Agreement. See “Plan of Distribution”. The Offering is being made in the United States under the terms of the Company’s registration statement on Form S-3 (File No. 333-291209) filed with the United States Securities and Exchange Commission (the “SEC”). We had previously registered common shares of the Company (the “Common Shares”) having an aggregate offering price of up to US$25,000,000, offered by means of a 424(b)(5) prospectus supplement, dated May 27, 2025 (the “prior prospectus supplement”). As of the date of this prospectus supplement, we have sold Common Shares representing an aggregate amount of approximately $25,000,000 pursuant to the prior prospectus supplement under the prior equity distribution agreement (as defined herein). The offering pursuant to the prior prospectus supplement has terminated.

No sales of our Offered Shares under this Prospectus Supplement will be made in Canada, to anyone known by the Agents to be a resident of Canada or over or through the facilities of the Toronto Stock Exchange (the “TSX”) or any other exchange or market in Canada.

Outstanding Common Shares are listed and posted for trading on the TSX and the NYSE American LLC (“NYSE American”), under the symbol “TMQ”. On November 6, 2025, the last complete trading day prior to the date hereof, the last reported sale price of our Common Shares on the TSX was C$5.66 per Common Share and on the NYSE American was US$3.97 per Common Share. The TSX has conditionally approved the listing of the Offered Shares, subject to the Company fulfilling all of the requirements of the TSX and the NYSE American has authorized the listing of the Offered Shares distributed under the Offering.

Sales of the Offered Shares, if any, under this Prospectus Supplement and the Prospectus will be made in transactions that are deemed to be an “at-the-market offering” as defined in Rule 415 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), including sales made by the Agents directly on the NYSE American or any other trading market for the Common Shares in the United States or as otherwise agreed between the Agents and the Company. No sales of our Offered Shares under this Prospectus Supplement will be made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada. Subject to the pricing parameters in an agency transaction notice, the Offered Shares will be distributed at the market prices prevailing at the time of the sale. As a result, prices at which Offered Shares are sold may vary as between purchasers and during the period of distribution. See “Plan of Distribution”.

Trilogy will pay the Agents a commission for their services in acting as agents in connection with the sale of the Offered Shares pursuant to the Distribution Agreement (the “Commission”). The amount of the Commission shall not exceed 3.0% of the gross sales price per Offered Share sold. In addition, the Company has agreed to reimburse certain expenses of the Agents in connection with the Distribution Agreement. The Company estimates that the total expenses required under the Distribution Agreement that it will incur related to the commencement of the Offering, excluding compensation payable to the Agents under the terms of the Distribution Agreement, will be approximately $200,000. See “Plan of Distribution”.

The net proceeds that Trilogy will receive from sales of the Offered Shares will vary depending on the number of Offered Shares actually sold and the offering price for such Offered Shares, but will not exceed $200,000,000 in the aggregate. See “Use of Proceeds” for how the net proceeds, if any, from sales under this Prospectus Supplement will be used.

In connection with the sale of the Offered Shares on our behalf, the Agents may each be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the U.S. Securities Act, and the compensation of the Agents may be deemed to be underwriting commissions or discounts. The Company has agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the U.S. Securities Act.

As sales agents, the Agents will not engage in any transactions to stabilize or maintain the market price of the Common Shares. No Agent, underwriter or dealer involved in an ATM distribution, no affiliate of such Agent, underwriter or dealer and no person or company acting jointly or in concert with an Agent, underwriter or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Common Shares or securities of the same class as the securities distributed under this Prospectus Supplement and the accompanying Prospectus, including selling an aggregate number or principal amount of Common Shares that would result in the Agent, underwriter or dealer creating an over-allocation position in the Common Shares.

Please carefully read both this Prospectus Supplement and the Prospectus together with the documents incorporated herein and therein by reference under “Documents Incorporated by Reference” and the additional information described below under “Additional Information”.

The Company’s head office is located at Suite 901, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3A8. The Company’s registered office is located at Suite 3500, 1133 Melville Street, Vancouver, British Columbia, Canada, V6E 4E5.

Prospective investors should rely only on the information contained in or incorporated by reference into this Prospectus Supplement and the accompanying Prospectus. Neither the Company nor the Agents have authorized anyone to provide prospective investors with different or additional information. Information contained on the Company’s website shall not be deemed to be a part of this Prospectus Supplement or the accompanying Prospectus or incorporated by reference herein or therein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Offered Shares. Neither the Company nor the Agents are making an offer to sell or seeking an offer to buy the Offered Shares in any jurisdiction where the offer or sale is not permitted. We are not offering to sell, or seeking offers to buy, Offered Shares in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of any exchange or market in Canada. A prospective investor should assume that the information appearing in this Prospectus Supplement or the accompanying Prospectus is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference herein or therein is accurate only as of the date of that document unless specified otherwise herein or therein. The Company’s business, financial condition, results of operations and prospects may have changed since the date of this Prospectus Supplement.

Investing in the Offered Shares involves a high degree of risk. You should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” beginning on page S-9 of this Prospectus Supplement, the Prospectus and in the documents that are incorporated by reference herein and therein.

Prospective investors should be aware that the acquisition of the Offered Shares described herein may have tax consequences. You should read the tax discussion contained in this Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances. See “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Taxation Considerations” in this Prospectus Supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that not all of our officers or directors are residents of the United States, that some of the Agents or experts named in this Prospectus Supplement and in the Prospectus are not residents of the United States, and that certain of the Company’s assets or all or a substantial portion of the as assets of such persons may be located outside of the United States. See “Enforceability of Civil Liabilities”.

NEITHER THE SEC, NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Cantor	BMO Capital Markets

Canaccord Genuity	National Bank of Canada Capital Markets	Raymond James

Prospectus Supplement dated November 7, 2025

Important Notice About Information in This Prospectus Supplement

This document is in two parts. The first part, this Prospectus Supplement, describes the terms of the Offered Shares being offered and also adds to and updates information contained in the Prospectus and the documents incorporated by reference therein. The second part, the Prospectus, gives more general information, some of which may not apply to the Offered Shares being offered under this Prospectus Supplement. To the extent the information contained in this Prospectus Supplement differs or varies from the information contained in the accompanying Prospectus or documents previously filed with the SEC that are incorporated by reference herein or therein, the information in this Prospectus Supplement will supersede such information. This Prospectus Supplement is deemed to be incorporated by reference into this Prospectus solely for the purpose of the Offering constituted by this Prospectus Supplement. Other documents are also incorporated, or are deemed to be incorporated by reference, into the Prospectus and reference should be made to the Prospectus for full particulars thereof.

Investors should rely only on the information contained in or incorporated by reference in this Prospectus Supplement and the Prospectus. The Company and the Agents have not authorized anyone to provide investors with different or additional information. Neither the Company nor the Agents are making an offer to sell or seeking an offer to buy the Offered Shares in any jurisdiction where the offer or sale is not permitted. An investor should assume that the information appearing in this Prospectus Supplement or the Prospectus is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference herein or therein is accurate only as of the date of that document unless specified otherwise. The Company’s business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Company’s website should not be deemed to be a part of this Prospectus Supplement and the Prospectus or incorporated by reference herein and therein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Offered Shares.

Market data and certain industry forecasts used in this Prospectus Supplement, the Prospectus and the documents incorporated by reference herein and therein were obtained from market research, publicly available information and industry publications. The Company believes that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. The Company has not independently verified such information, and it does not make any representation as to the accuracy of such information.

In this Prospectus Supplement and Prospectus, unless the context otherwise requires, references to “Trilogy”, the “Company”, “we”, “us” and “our” refer to Trilogy Metals Inc., either alone or together with our subsidiaries, as the context requires.

Unless stated otherwise or as the context otherwise requires, references to “$” or “US$” are to United States dollars and references to “C$” are to Canadian dollars. The Company’s financial statements that are incorporated by reference into this Prospectus Supplement and Prospectus have been prepared in accordance with accounting principles generally accepted in the United States.

Cautionary Note to United States Investors Concerning the Use of Mineral Reserve and Mineral Resource Estimates

Unless otherwise indicated, all resource estimates, and any future reserve estimates, included or incorporated by reference in this Prospectus Supplement and Prospectus have been, and will be, prepared in accordance with Subpart 229.1300 of Regulation S-K – Disclosure by Registrants Engaged in Mining Operations (“S-K 1300”). National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. S-K 1300 contains the rules established by the SEC concerning mining disclosure by U.S. reporting companies. While the S-K 1300 rules are similar to NI 43-101 rules in Canada, they are not identical and therefore the Company has prepared technical reports under both NI 43-101 and S-K 1300. The information contained or incorporated herein and in the Prospectus contains pertinent information required under both NI 43-101 and S-K 1300.

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Cautionary Statement Regarding Forward-Looking Statements

The information discussed in this Prospectus Supplement, the Prospectus and the documents incorporated by reference herein and therein includes “forward-looking information” and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act, Section 21E of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and other applicable securities laws. These forward-looking statements may include statements regarding the amount and proposed use of proceeds of the Offering, the aggregate value of Common Shares that may be issued pursuant to the at-the-market equity offering program under this Prospectus Supplement, the liquidity and market price of the Common Shares; the listing of the Offered Shares on the TSX and NYSE American; perceived merit of properties, exploration results and budgets, mineral reserves and resource estimates, work programs, capital expenditures, operating costs, cash flow estimates, production estimates and similar statements relating to the economic viability of a project, timelines, strategic plans, statements relating anticipated activity with respect to the Ambler Mining District Industrial Access Project or Ambler Access Project (“AAP”), the Company’s plans and expectations relating to the Arctic and Bornite projects (the “Upper Kobuk Mineral Projects” or “UKMP”), completion of transactions, market prices for precious and base metals, the anticipated strategic investment by the U.S. government, or other statements that are not statements of fact. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Statements concerning mineral resource and reserve estimates may also be deemed to constitute “forward-looking statements” to the extent that they involve estimates of the mineralization that will be encountered if the property is developed and, in the case of mineral reserves, such statements reflect the conclusion based on certain assumptions that the mineral deposit can be economically and legally exploited. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation:

•	risks related to inability to define proven and probable reserves;

•	risks related to our ability to finance the development of our mineral properties through external financing, strategic alliances, the sale of property interests or otherwise;

•	uncertainty as to whether there will ever be production at the Company’s mineral exploration and development properties;

•	risks related to our ability to commence production and generate material revenues or obtain adequate financing for our planned exploration and development activities;

•	risks related to lack of infrastructure including but not limited to the risk whether or not the AAP will receive the requisite permits and, if it does, whether the Alaska Industrial Development and Export Authority will build the AAP;

•	risks related to inclement weather which may delay or hinder exploration activities at our mineral properties;

•	risks related to our dependence on a third party for the development of our projects;

•	none of the Company’s mineral properties are in production or are under development;

•	commodity price fluctuations;

•	uncertainty related to title to our mineral properties;

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•	our history of losses and expectation of future losses;

•	risks related to increases in demand for equipment, skilled labor and services needed for exploration and development of mineral properties and related cost increases;

•	uncertainties relating to the assumptions underlying our resource estimates, such as metal pricing, metallurgy, mineability, marketability and operating and capital costs;

•	uncertainty related to inferred, indicated and measured mineral resources;

•	mining and development risks, including risks related to infrastructure, accidents, equipment breakdowns, labor disputes or other unanticipated difficulties with or interruptions in development, construction or production;

•	uncertainty related to successfully acquiring commercially mineable mineral rights;

•	risks and uncertainties relating to the interpretation of drill results, the geology, grade and continuity of our mineral deposits;

•	risks related to governmental regulation and permits, including environmental regulation, including the risk that more stringent requirements or standards may be adopted or applied due to circumstances unrelated to the Company and outside of our control;

•	the risk that permits and governmental approvals necessary to develop and operate mines at our mineral properties will not be available on a timely basis or at all;

•	risks related to the need for reclamation activities on our properties and uncertainty of cost estimates related thereto;

•	risks related to the acquisition and integration of operations or projects;

•	risks related to industry competition in the acquisition of exploration properties and the recruitment and retention of qualified personnel;

•	our need to attract and retain qualified management and technical personnel;

•	risks related to conflicts of interests of some of our directors and officers;

•	risks related to potential future litigation;

•	risks related to market events and general economic conditions;

•	risks related to the voting power of our major shareholders and the impact that a sale by such shareholders may have on our share price;

•	risks related to global climate change;

•	risks related to adverse publicity from non-governmental organizations;

•	uncertainty as to our ability to maintain the adequacy of internal control over financial reporting as per the requirements of Section 404 of the Sarbanes-Oxley Act;

•	increased regulatory compliance costs, associated with rules and regulations promulgated by the SEC, Canadian Securities Administrators, the NYSE American, the TSX, and the Financial Accounting Standards Boards, and more specifically, our efforts to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act;

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•	the need for future financing;

•	risks related to future sales, issuances or exercises of equity securities decreasing the value of Common Shares, diluting investors’ voting power and reducing future earnings per share;

•	risks related to the sales by existing shareholders;

•	uncertainty as to the volatility in the price of the Common Shares;

•	the Company’s expectation of not paying cash dividends;

•	risks associated with negative operating cash flow;

•	the absence of a public market for certain of the Company’s securities;

•	no certainty regarding the net proceeds to the Company;

•	risks related to the Company’s use of proceeds from the sale of its Offered Shares;

•	the Offered Shares offered will be sold in “at-the-market” offerings, and investors who buy Offered Shares at different times will likely pay different prices;

•	loss of the entire investment;

•	the uncertainty of maintaining a liquid trading market for the Common Shares;

•	U.S. investors may find it difficult to enforce U.S. judgments against the Company;

•	adverse U.S. federal income tax consequences for U.S. investors participating in the Offering due to the Company’s “passive foreign investment company” status;

•	proposed legislation in the U.S. Congress including changes in U.S. tax law may adversely impact the Company and the value of the Offered Shares;

•	changes in U.S. laws and policies regulating international trade;

•	risks related to the ability to complete the anticipated strategic investment by the U.S. government, and associated risks of having the U.S. government as a significant shareholder; and

•	those risks identified in the annual report on Form 10-K for the year-ended November 30, 2024 (the “Form 10-K”), any subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, as updated by our subsequent filings under the U.S. Exchange Act and in the Prospectus under the heading “Risks Factors”.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this Prospectus Supplement and Prospectus under the heading “Risk Factors” and in the documents incorporated by reference herein and therein. All forward-looking statements contained in this Prospectus Supplement, the Prospectus, or in the documents incorporated by reference herein and therein are qualified by these cautionary statements.

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Our forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made. In connection with the forward-looking statements contained in this Prospectus Supplement, the Prospectus and the documents incorporated, or deemed to be incorporated, by reference herein and therein, we have made certain assumptions about our business, including about:

•	our ability to achieve production at the Upper Kobuk Mineral Projects;

•	the accuracy of our mineral resource and reserve estimates;

•	the results, costs and timing of future exploration drilling and engineering;

•	timing and receipt of approvals, consents and permits under applicable legislation;

•	the adequacy of our financial resources;

•	the receipt of third party contractual, regulatory and governmental approvals for the exploration, development, construction and production of our properties;

•	the Company’s history and continued good relationships with South32 Limited (“South32”), workers, unions, local communities and other stakeholders;

•	the Company’s ability to comply with environmental, health and safety laws and other regulatory requirements;

•	our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable;

•	there being no significant disruptions affecting operations, whether relating to labor, supply, power, damage to equipment or other matters;

•	mine plans and estimated development schedules remaining consistent with the plans outlined in the technical reports for each project;

•	expected trends and specific assumptions regarding metal prices and currency exchange rates; and

•	prices for and availability of fuel, electricity, parts and equipment and other key supplies remaining consistent with current levels.

We have also assumed that no significant events will occur outside of our normal course of business. Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. We believe that the assumptions inherent in the forward-looking statements are reasonable as of the date of this Prospectus Supplement and the Prospectus. However, forward-looking statements are not guarantees of future performance and, accordingly, undue reliance should not be put on such statements due to the inherent uncertainty therein.

We do not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

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The Company

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this Prospectus Supplement. This description does not contain all of the information about us and our properties and business that you should consider before investing in any securities. You should carefully read the entire Prospectus Supplement and the Prospectus, including the section titled “Risk Factors” that immediately follows this description of the Company, as well as the documents incorporated by reference into this Prospectus Supplement and the Prospectus, before making an investment decision.

a)	Corporate Structure

i)	Name, address and incorporation

Trilogy Metals Inc. was incorporated on April 27, 2011 under the name NovaCopper Inc. pursuant to the terms of the Business Corporations Act (British Columbia) (“BCBCA”). NovaCopper Inc. changed its name to Trilogy Metals Inc. on September 1, 2016 to better reflect its diversified metals resource base. Our registered office is located at Suite 3500, The Stack, 1133 Melville Street, Vancouver, British Columbia, Canada, and our head office is located at Suite 901, 510 Burrard Street, Vancouver, British Columbia, Canada.

ii)	Intercorporate relationships

The following chart depicts our corporate structure together with the jurisdiction of incorporation of our subsidiaries. All ownership is 100% unless otherwise stated.

On February 11, 2020, the Company’s Upper Kobuk Mineral Projects were transferred to Ambler Metals LLC (“Ambler Metals”), a limited liability company incorporated under the laws of Delaware and owned equally by Trilogy and South32. All mineral resources and mineral reserve estimates with respect to the Upper Kobuk Mineral Projects that are disclosed in the Form 10-K are reported on a 100% basis unless otherwise noted.

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b)	Description of the Business

Our principal business is the exploration and development of the Upper Kobuk Mineral Projects located in the Ambler Mining District in Northwest Alaska, United States. The Upper Kobuk Mineral Projects are held by Ambler Metals and are comprised of the (i) Arctic project, which contains a high-grade polymetallic volcanogenic massive sulfide deposit; and the (ii) Bornite project, which contains a carbonate-hosted copper - cobalt deposit. Our goals include expanding mineral resources and advancing the Upper Kobuk Mineral Projects through technical, engineering and feasibility studies so that production decisions can be made on those projects. Our interest in Ambler Metals is held by a wholly-owned subsidiary, NovaCopper US Inc. (dba Trilogy Metals US), registered to do business in the State of Alaska. We also conduct early-stage exploration through a wholly owned subsidiary, 995 Exploration Inc.

Recent Developments

On October 6, 2025, the Company, South32 and Ambler Metals entered into a binding letter of intent with the United States Department of War (the “DOW”), led by the Office of the Undersecretary of Defense for Acquisitions and Sustainment (OUSD (A&S)) and the Office of Strategic Capital (OSC), for an investment (the “Strategic Investment”) to advance exploration and development of the UKMP held by Ambler Metals. As part of the Strategic Investment, the DOW will purchase from Trilogy 8,215,570 units at a price of $2.17 per unit for an aggregate purchase price of approximately $17.8 million. Each unit is comprised of one common share of Trilogy and 3/4 of a 10-year warrant. Each full warrant would be exercisable following completion of construction of the Ambler Access Project (“Ambler Road”) at an exercise price of $0.01 to acquire one common share of Trilogy. Additionally, the DOW will purchase from South32 at a price of approximately $17.8 million 8,215,570 common shares of Trilogy that South32 currently holds and a 10-year call option to acquire an additional 6,161,678 common shares of Trilogy from South32 at a price of $0.01 per share, exercisable following completion of construction of the Ambler Road. The Company and South32 will reinvest the entire proceeds from the Strategic Investment in Ambler Metals to advance the exploration and development of the UKMP.

On October 24, 2025, the Alaska Industrial Development and Export Authority executed the Right-of-Way permits for the Ambler Road with the U.S. Army Corps of Engineers, the National Park Service and the Bureau of Land Management, formally re-establishing the federal authorizations required to advance the road project. The issuance of these permits follows the October 6, 2025 Presidential decision under Section 1106 of the Alaska National Interest Lands Conservation Act directing federal agencies to re-issue the authorizations necessary for construction and operation of the Ambler Access Road. The executed permits restore the 50-year right-of-way across federally managed lands originally granted in 2020.

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The Offering

Common shares offered by us pursuant to this prospectus supplement	Common Shares having an aggregate offering price of up to US$200,000,000.

Common shares outstanding before this offering	171,059,888 Common Shares. See “Description of Share Capital” in the accompanying prospectus.

Plan of Distribution	Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) of the U.S. Securities Act, including without limitation sales made directly on NYSE American, on any other existing trading market for the common shares in the United States, and directly to the Agents. The Agents are not required to sell any certain number of shares or dollar amount of our common shares, but will act as Agent and use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Distribution Agreement. We are not offering to sell, or seeking offers to buy, common shares under this prospectus supplement in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of any exchange or market in Canada. See “Plan of Distribution”.

Use of proceeds	We intend to use the net proceeds of this offering, if any, to continue exploring and developing the Company’s Upper Kobuk Mineral Projects, for prospective mergers and acquisitions, general corporate and administrative expenses, and general working capital purposes. See “Use of Proceeds”.

Risk factors	You should read and consider the information set forth under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, together with the risk factors and cautionary statements described in our 2024 Annual Report on Form 10-K and the other documents, incorporated by reference herein, before deciding to invest in shares of our common shares.

NYSE American and TSX Symbol	“TMQ”

The number of common shares shown above to be outstanding is based on 171,059,888 common shares outstanding as of November 6, 2025 and excludes the following:

•	8,460,251 common shares issuable pursuant to options outstanding as of November 6, 2025 with a weighted-average exercise price of C$1.11;

•	up to 1,798,338 common shares underlying outstanding restricted share units (“RSUs”) granted as of November 6, 2025;

•	up to 3,560,305 common shares underlying outstanding deferred share units (“DSUs”) granted as of November 6, 2025; and

•	up to 8,215,570 common shares expected to be issued to the DOW and an additional 6,161,678 common shares underlying the share purchase warrant expected to be issued to the DOW. See “Recent Developments”.

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Risk Factors

Investing in our securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of exploration of our mineral properties. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to Trilogy, or our business, property or financial results, each of which could cause purchasers of Offered Shares to lose all or part of their investments. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospectus. Before deciding to invest in any securities, investors should consider carefully the risks included herein and incorporated by reference in this Prospectus Supplement and the Prospectus (including subsequently filed documents incorporated by reference herein and therein).

Risks Related to Our Securities

No certainty regarding the net proceeds to the Company.

There is no certainty that any Offered Shares will be sold under the Offering or that the full offering amount of US$200,000,000 will be raised under the Offering. The Agents have agreed to use their commercially reasonable efforts to sell, on the Company’s behalf, the Offered Shares designated by the Company, but the Company is not required to request the sale of the maximum amount offered or any amount and, if the Company requests a sale, the Agents are not obligated to purchase any Offered Shares that are not sold. As a result of the Offering being made on a commercially reasonable efforts basis with no minimum amount, and only as requested by the Company, the Company may raise substantially less than the maximum total offering amount or nothing at all.

The Company has discretion over the use of proceeds.

The Company currently intends to allocate the net proceeds received from the Offering, if any, as described under “Use of Proceeds”; however, the Company will have broad discretion over the use of net proceeds from the Offering. There may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. In such circumstances, the net proceeds will be reallocated at the Company’s sole discretion. Management will have discretion concerning the use of proceeds described in this Prospectus Supplement as well as the timing of their expenditures. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Management may use the net proceeds described in this Prospectus Supplement in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the Company’s results of operations may suffer. See “Use of Proceeds”.

The Offered Shares offered hereby will be sold in “at-the-market” offerings, and investors who buy Offered Shares at different times will likely pay different prices.

Investors who purchase Offered Shares in this Offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. The Company will have discretion, subject to market demand, to vary the timing, prices, and numbers of Offered Shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their Offered Shares as a result of Common Share sales made at prices lower than the prices they paid.

Loss of entire investment.

There is no guarantee that an investment in the Offered Shares will earn any positive return in the short term or long term. An investment in the Offered Shares is highly speculative and involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the Offered Shares is appropriate only for investors who have the capacity to absorb a loss of their entire investment.

S-9

There is no assurance of a sufficient liquid trading market for Common Shares in the future.

Shareholders may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of Common Shares on the trading market, and that Trilogy will continue to meet the listing requirements of the exchange on which Common Shares are listed.

U.S. investors may find it difficult to enforce U.S. judgments against the Company.

The Company is incorporated under the laws of British Columbia, Canada and the majority of the Company’s directors and officers are not residents of the United States. Because all or a substantial portion of the Company’s assets and the assets of these persons are located outside of the United States, it may be difficult for U.S. investors to effect service of process within the United States upon the Company or upon such persons who are not residents of the United States, or to realize in the United States upon judgments of U.S. courts predicated upon civil liabilities under U.S. securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or the Company predicated solely upon such civil liabilities.

Risks Related to the Company

The consummation of the transactions contemplated by the binding letter of intent with the U.S. Government and the U.S. Government’s ownership of significant equity interests in the Company may subject the Company and it stockholders to a number of additional risks and uncertainties, any of which could have a material adverse effect on the Company’s business, financial condition and results of operations or adversely impact the interests of our other shareholders.

The binding letter of intent entered into on October 6, 2025 with the DOW, led by the Office of the Undersecretary of Defense for Acquisitions and Sustainment (OUSD (A&S)) and the Office of Strategic Capital (OSC), for the Strategic Investment, which provides that the DOW will purchase from the Company 8,215,570 units at a price of $2.17 per unit for an aggregate purchase price of approximately $17.8 million. Each unit is comprised of one common share of Trilogy and 3/4 of a 10-year warrant (each full warrant, a “Warrant”). Each Warrant will be exercisable following completion of construction of the Ambler Road at an exercise price of $0.01 to acquire one common share of Trilogy. Additionally, the DOW will purchase from South32, the Company’s joint venture partner at Ambler Metals LLC, at a price of approximately $17.8 million 8,215,570 common shares of Trilogy that South32 currently holds and a 10-year call option to acquire an additional 6,161,678 common shares of Trilogy from South32 at a price of $0.01 per share, exercisable following completion of construction of the Ambler Road. The aggregate 16,431,140 shares to be issued and/or transferred to the DOW pursuant to the transactions above represents approximately 10% of the Company’s current issued and outstanding common shares. The Company and South32 will reinvest the entire proceeds from the Strategic Investment in Ambler Metals to advance the exploration and development of the UKMP (as defined below). The DOW shall have a three-year right to appoint one independent third-party director with relevant corporate governance experience to the board of directors of Trilogy, subject to the approval of the Trilogy board of directors, not to be unreasonably withheld. Finally, the letter of intent contains covenants to act in good faith regarding (i) a framework agreement among interested parties to establish the basis on which the Ambler Road can be permitted, financed and constructed, (ii) the DOW’s help to facilitate financing required for the construction of the Ambler Road in coordination with the State of Alaska, and (iii) certain permitting matters. Finally, the binding letter of intent provides for limits on the Company’s incurrence of indebtedness for the next three years in excess of $1 billion. The transaction is expected to close following the reauthorization of the Defense Production Act by the United States Congress and the completion by the U.S. government of its Foreign Ownership, Control, or Influence (FOCI) review; provided however, that if these conditions have not occurred prior to March 31, 2026 the letter of intent will terminate.

S-10

The closing of the Strategic Investment and the associated receipt of funds depends on the availability of appropriations from the legislative branch of the U.S. government and the ability of the executive branch of the U.S. government to obtain the funding and support contemplated by the transaction. The legislative, judicial or executive branches of the U.S. government could determine in the future that all or a portion of the transactions were unauthorized, void or voidable. The issuance of common shares to the U.S. government at a discount to the current market price is dilutive to existing shareholders, and shareholders may suffer significant additional dilution if the conditions to the Warrant are triggered and the Warrant is exercised. In addition, enforcement against a government counterparty is inherently uncertain given the defenses available to the U.S. government. The transactions contemplated by the letter of intent and the Strategic Investment may result in the U.S. government becoming one of the Company’s larger shareholders. The U.S. government’s interests in the Company may not be the same as those of other shareholders, and the presence of an additional large shareholder may dilute the voting power of existing or future shareholders. The contractual debt limitation may adversely impact the Company’s ability to raise capital. The existence of a significant U.S. government equity interest in the Company, and the U.S. government’s substantial additional powers with respect to the laws and regulations impacting the Company, may impact the Company's ability to pursue potential future strategic transactions that may be beneficial to shareholders.

We believe we were a “passive foreign investment company” for our most recently completed tax year, and believe we may be a PFIC in the current tax year and future tax years, which may have adverse U.S. federal income tax consequences for U.S. investors participating in the Offering.

U.S. Holders (as defined below under the heading “Certain U.S. Federal Income Taxation Considerations”) should be aware that the Company believes that it was a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed tax year, and based on current business plans and financial expectations, may be a PFIC in the current tax year and future tax years. PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets (including goodwill) calculated on a yearly basis after the close of the taxable year, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. There can be no assurance that the Company will not be treated as a PFIC for any taxable year.

If the Company is a PFIC for any tax year during which a U.S. Holder holds Offered Shares, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder. If the Company is a PFIC for any year during a U.S. Holder’s holding period for its Offered Shares, then such U.S. Holder generally will be required to treat any gain realized upon a disposition of Offered Shares and any so-called “excess distribution” received on its Offered Shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. Holder. Subject to certain limitations, these tax consequences may be altered if a U.S. Holder makes a timely and effective QEF Election or a Mark-to-Market Election (each as defined below under the heading “Certain U.S. Federal Income Taxation Considerations – Default PFIC Rules under Section 1291 of the Code”). A U.S. Holder who makes a QEF Election generally must report on a current basis its share of the Company’s net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company distributes any amounts to its shareholders. The Company will make available to U.S. Holders, upon their written request, information as to its status as a PFIC, as reasonably determined by the Company, and will provide to a U.S. Holder all information and documentation that a U.S. Holder making a QEF Election with respect to the Company is required to obtain for U.S. federal income tax purposes in the event it is a PFIC. The Company may provide such information on the Company’s website. A U.S. Holder who makes the Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Offered Shares over the U.S. Holder’s tax basis therein. This paragraph is qualified in its entirety by the discussion below under the heading “Certain U.S. Federal Income Taxation Considerations.” Each U.S. Holder should consult its own tax advisor regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Offered Shares acquired pursuant to the Offering.

S-11

Changes in U.S. laws and policies regulating international trade.

The results of the recent election in the United States may result in legislative and regulatory changes that could have a material adverse effect on the Company and its financial condition. In particular, there is uncertainty regarding U.S. tariffs and support for existing treaty and trade relationships, including with Canada. Although discussions continue between the United States and other countries, there remains significant uncertainty over whether tariffs or other restrictive trade measures or countermeasures will be implemented and, if so, the scope, impact and duration of any such measures. A trade war or new tariffs barriers may potentially lead to increases or decreases in revenues due to higher or lower metal prices, but the overall effect would depend on changes in demand, production strategies, and operational costs. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for development and other costs have become increasingly difficult, if not impossible, to project.

Other risks.

Prospective purchasers should carefully consider the risks in the documents incorporated by reference into this Prospectus Supplement and Prospectus (including subsequently filed documents incorporated by reference), including in the Form 10-K under “Risk Factors”. If any of such or other risks occurs, the Company’s business, prospects, financial condition, financial performance and cash flows could be materially adversely impacted. In that case, the Common Shares could decline in value and purchasers could lose all or part of their investment. There is no assurance that any risk management steps taken by the Company will avoid future loss due to the occurrence of such risks or other unforeseen risks.

S-12

Use of Proceeds

The net proceeds from the Offering, if any, are not determinable given the nature of the distribution. The net proceeds of any given distribution of Offered Shares through the Agents in an "at-the-market distribution" will represent the gross proceeds after deducting the applicable compensation payable to the Agents under the Distribution Agreement and the expenses of the distribution. The Commission will be paid out of the proceeds from the sale of Offered Shares. There is no minimum amount of funds that must be raised under the Offering. This means that the Company could complete the Offering after raising only a small proportion of the offering amount set out above, or none at all.

The main business objectives the Company intends to accomplish using the net proceeds of the Offering, together with the Company’s current liquidity sources, are to continue exploring and developing the UKMP, for prospective mergers and acquisitions, general corporate and administrative expenses, and general working capital purposes.

In addition, management of the Company will have broad discretion with respect to the actual use of the net proceeds from the Offering.

We had negative operating cash flow for the financial year ended November 30, 2024. We anticipate that we will continue to have negative cash flow until such time, if ever, that commercial production is achieved at the Upper Kobuk Mineral Projects. To the extent that we have negative operating cash flows in future periods we may need to allocate a portion of our existing working capital to fund such negative cash flow. See “Risk Factors”.

S-13

Dividend Policy

We have not declared or paid any dividends on our Common Shares since the date of our incorporation. We intend to retain our earnings, if any, to finance the growth and development of our business and do not expect to pay dividends or to make any other distributions in the near future. The Company’s board of directors (the “Board”) will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

S-14

Dilution

Dilution represents the difference between the amount per common share paid by purchasers of common shares in this offering and the as-adjusted net tangible book value per common share immediately after this offering.

The data in this section are derived from our balance sheet as of August 31, 2025. Net tangible book value per share of common stock is equal to our total tangible assets less the amount of our total liabilities, divided by the sum of the number of common shares outstanding as of August 31, 2025, excluding common shares underlying outstanding options, RSUs and DSUs. Our net tangible book value as of August 31, 2025 was $128.7 million, or $0.78 per common share.

We present dilution on a pro forma as-adjusted basis to give effect to our receipt of the estimated net proceeds from the sale of common shares in this offering, based on assumed offering price of $3.97 and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. On a pro forma as-adjusted basis, our net tangible book value as of August 31, 2025 would have been $322.5 million, or $1.50 per common share. This represents an immediate increase in pro forma as-adjusted net tangible book value to existing stockholders of $0.72 per common share and immediate dilution in pro forma as-adjusted net tangible book value to purchasers in this offering of $2.47 per common share. The following table illustrates this dilution per common share:

Assumed offering price per common share		$3.97
Net tangible book value per common share as of August 31, 2025	$0.78
Increase in pro forma net tangible book value per common share attributable to purchasers of common shares in this offering	$0.72
Pro forma as-adjusted net tangible book value per common share immediately after this offering		$1.50
Dilution per common share to purchasers in this offering		$2.47

The table above assumes for illustrative purposes that an aggregate of 50,377,833 common shares are sold during the term of the Distribution Agreement with the Agents at a price of $3.97 per share, the last reported sale price of our common shares on NYSE American on November 6, 2025, for aggregate gross proceeds of up to $200,000,000. The common shares subject to the Distribution Agreement are being sold from time to time at various prices. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The number of common shares shown above to be outstanding immediately after this offering is based on the 164,291,410 common shares outstanding as of August 31, 2025 and excludes the following:

•	11,715,234 common shares issuable pursuant to options outstanding as of August 31, 2025; with a weighted average exercise price of C$1.45 per share;

•	up to 1,798,338 common shares underlying outstanding RSUs granted as of August 31, 2025;

•	up to 3,510,960 common shares underlying outstanding DSUs granted as of August 31, 2025; and

•	3,513,495 common shares that were issued subsequent to August 31, 2025, under the Company’s prior at-the-market program pursuant to the Company’s equity distribution agreement with BMO Nesbitt Burns Inc., Cantor Fitzgerald Canada Corporation, BMO Capital Markets Corp. and Cantor Fitzgerald & Co., dated May 27, 2025 (the “prior equity distribution agreement”), at an average price of $7.1154 per Common Share. Gross proceeds provided were approximately $25,000,000.

S-15

Consolidated Capitalization

There have been no material changes in our capital structure since August 31, 2025, the date of our financial statements for the most recently completed financial period. Notwithstanding the above, subsequent to August 31, 2025, 3,513,495 common shares were issued pursuant to the prior prospectus supplement under the prior equity distribution agreement. The offering pursuant to the prior prospectus supplement has terminated.

Description of Share Capital

Our authorized share capital consists of an unlimited number of Common Shares without par value. As at November 6, 2025, we had 171,059,888 Common Shares outstanding.

All of the Common Shares rank equally as to voting rights, participation in a distribution of our assets on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends. The holders of the Common Shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each Common Share carries with it the right to one vote.

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of its assets, the holders of the Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after we have paid out our liabilities. There are no pre-emptive rights or conversion rights and no provisions for redemption or purchase for cancellation, surrender or sinking or purchase fund. Distributions in the form of dividends, if any, will be set by the Board. See “Dividend Policy”.

Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in our articles and the BCBCA. Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least two-thirds of the votes cast).

S-16

Plan of Distribution

We have entered into the Distribution Agreement with the Agents, under which we may issue and sell our Common Shares from time to time up to an aggregate sales price of  US$200,000,000 in the United States pursuant to placement notices delivered by the Company to the Agents from time to time in accordance with the terms of the Distribution Agreement. Sales of Offered Shares, if any, will be made in transactions that are deemed to be “at-the-market distributions” as defined in Rule 415, including sales made by the Agents directly on the NYSE American or any other trading market for the Common Shares in the United States or as otherwise agreed between the Agents and us. Subject to the pricing parameters in a placement notice, the Offered Shares will be distributed at the market prices prevailing at the time of the sale. As a result, prices may vary as between purchasers and during the period of distribution. The Company cannot predict the number of Offered Shares that it may sell under the Distribution Agreement on the NYSE American or any other trading market for the Common Shares in the United States, or if any Offered Shares will be sold at all. It is expected that the completion of the Offering would constitute a material fact or material change of the Company. No Common Shares, offered under this prospectus supplement, will be offered or sold in Canada on the TSX or other trading markets in Canada.

The Agents will offer the Offered Shares subject to the terms and conditions of the Distribution Agreement from time to time as agreed upon by the Company and the Agents. The Company will designate the maximum amount of Offered Shares to be sold pursuant to any single placement notice to the applicable Agent or Agents. Subject to the terms and conditions of the Distribution Agreement, the Agents will use their commercially reasonable efforts to sell, on the Company’s behalf, all of the Offered Shares requested to be sold by the Company. The Company may instruct the Agents not to sell Offered Shares if the sales cannot be effected at or above the price designated by the Company in a particular placement notice. Any placement notice delivered to an applicable Agent or Agents shall be effective upon delivery unless and until (i) the applicable Agent or Agents declines to accept the terms contained in the placement notice or such Agent or Agents does not promptly confirm the acceptability of such placement notice, (ii) the entire amount of Offered Shares under the placement notice are sold, (iii) the Company suspends or terminates the placement notice in accordance with the terms of the Distribution Agreement, (iv) the Company issues a subsequent placement notice with parameters superseding those of the earlier placement notice, or (v) the Distribution Agreement is terminated in accordance with its terms. No Agent will be required to purchase Offered Shares on a principal basis pursuant to the Distribution Agreement.

Either the Company or the Agents may suspend the Offering upon proper notice to the other party. The Company and the Agents each have the right, by giving written notice as specified in the Distribution Agreement, to terminate the Distribution Agreement in each party’s sole discretion at any time.

The Company will pay the Agents the Commission for their services in acting as agents in connection with the sale of Offered Shares pursuant to the Distribution Agreement. The amount of the Commission will be up to 3.0% of the gross sales price per Offered Share sold, provided however, that the Company shall not be obligated to pay the Agents any Commission on any sale of Offered Shares that it is not possible to settle due to (i) a suspension or material limitation in trading in securities generally on the NYSE American, (ii) a material disruption in securities settlement or clearance services in the United States, or (iii) failure by the applicable Agent to comply with its obligations under the terms of the Distribution Agreement. The sales proceeds remaining after payment of the Commission and after deducting any expenses payable by the Company and any transaction or filing fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal the net proceeds to the Company from the sale of any such Offered Shares.

The applicable Agent or Agents will provide written confirmation to the Company following close of trading on the trading day on which such Agent has made sales of the Offered Shares under the Distribution Agreement setting forth (i) the number of Offered Shares sold on such day (including the number of Offered Shares sold on the NYSE American or on any other marketplace in the United States), (ii) the average price of the Offered Shares sold on such day (including the average price of Offered Shares sold on the NYSE American or on any other marketplace in the United States), (iii) the gross proceeds, (iv) the commission payable by the Company to the Agents with respect to such sales, and (v) the net proceeds payable to the Company.

S-17

The Company will disclose the number and average price of the Offered Shares sold under this Prospectus Supplement, as well as the gross proceeds, Commission and net proceeds from sales hereunder in the Company’s annual and interim financial statements and related management’s discussion and analysis, annual information forms and SEC annual and quarterly reports, filed on the System for Electronic Data Analysis and Retrieval+ (“SEDAR+”) at www.sedarplus.ca and with the SEC on the Electronic Data Gathering and Retrieval (“EDGAR”) system at www.sec.gov/edgar, for any quarters or annual periods in which sales of Offered Shares occur.

Settlement for sales of Offered Shares will occur, unless the parties agree otherwise, on the first trading day on the applicable exchange following the date on which any sales were made in return for payment of the gross proceeds (less Commission) to the Company. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of Offered Shares in the United States will be settled through the facilities of The Depository Trust Corporation or by such other means as the Company and the Agents may agree upon.

The Agents are not registered as investment dealers in any Canadian jurisdiction and, accordingly, the Agents will only sell Offered Shares on marketplaces in the United States.

In connection with the sales of the Offered Shares on the Company’s behalf, each of the Agents may be deemed to be an “underwriter” within the meaning of the U.S. Securities Act, and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts. The Company has agreed in the Distribution Agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the U.S. Securities Act and under Canadian securities laws. In addition, the Company has agreed to pay the reasonable expenses of the Agents in connection with the Offering, pursuant to the terms of the Distribution Agreement.

The Agents and their affiliates will not engage in any transactions to stabilize or maintain the price of the Common Shares in connection with any offer or sales of Offered Shares pursuant to the Distribution Agreement. No underwriter of the at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under this Prospectus Supplement and the accompanying Prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

The total expenses required under the Distribution Agreement related to the commencement of the Offering to be paid by the Company, excluding the Commission payable to the Agents under the Distribution Agreement, are estimated to be approximately US$200,000.

Pursuant to the Distribution Agreement, the Offering will terminate upon the earliest of (i) October 31, 2028, (ii) the issuance and sale of all of the Offered Shares subject to the Distribution Agreement, and (iii) the termination of the Distribution Agreement as permitted therein.

The Agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for the Company and its affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the U.S. Exchange Act, the Agents will not engage in any market making activities involving the Common Shares while the Offering is ongoing under this Prospectus Supplement.

The Common Shares are listed on the TSX and the NYSE American. The TSX has conditionally approved the listing of the Offered Shares distributed under the Offering, subject to Trilogy fulfilling all of the requirements of the TSX. The NYSE American has authorized the listing of certain Offered Shares distributed under the Offering.

S-18

Certain Canadian Federal Income Tax Considerations

The following is, as of the date prior to the date hereof, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (together, the “Tax Act”) generally applicable to a holder who acquires or holds Offered Shares.

This summary applies only to a holder who: (i) acquires an Offered Share as beneficial owner pursuant to this Prospectus Supplement, (ii) at all relevant times, for the purposes of the Tax Act, deals at arm’s length with the Company and each of the Agents and is not affiliated with the Company or any of the Agents, (iii) for the purposes of the Tax Act and at all relevant times, acquires and holds Offered Shares as capital property, (iv) for purposes of the Tax Act and any applicable tax treaty or convention and at all relevant times, is not resident or deemed to be resident in Canada, (v) does not use or hold, and is not deemed to use or hold, Offered Shares in connection with a business (including an adventure or concern in the nature of trade) carried on in Canada, (vi) is not an insurer that carries on business in Canada and elsewhere, (vii) is not an “authorized foreign bank” (as defined in the Tax Act), (viii) has not entered into, and will not enter into, a “derivative forward agreement”, “synthetic equity arrangement” or “synthetic disposition arrangement” (each as defined in the Tax Act) in respect of the common shares, and (ix) does not receive dividends on Offered Shares under or as part of a “dividend rental arrangement” (as defined in the Tax Act) (each, a “Holder”). Such Holders should consult their own tax advisors with respect to an investment in the Offered Shares.

The Offered Shares will generally be considered to be capital property to a Holder provided the Holder does not use or hold, is not deemed to use or hold and will not use or hold the Offered Shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired or been deemed to have acquired the Offered Shares in a transaction or transactions considered to be an adventure or concern in the nature of trade.

The term “U.S. Holder,” for the purposes of this summary, means a Holder who, for purposes of the Canada-United States Tax Convention (1980) (the “Canada U.S. Tax Convention”), is at all relevant times a resident of the United States and is a “qualifying person” (within the meaning of the Canada U.S. Tax Convention) eligible for the full benefits of the Canada U.S. Tax Convention. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Canada U.S. Tax Convention. U.S. Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Canada U.S. Tax Convention and related compliance requirements based on their particular circumstances.

This summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of the Offered Shares.

This summary is based upon the facts set out in this Prospectus Supplement, the provisions of the Tax Act in force as of the date prior to the date hereof, any specific proposals to amend the Tax Act (the “Tax Proposals”) which have been publicly and officially announced by or on behalf the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Canada U.S. Tax Convention, and our understanding of the administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) that are publicly available and published in writing prior to the date hereof. This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, or change in administrative policies or assessing practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in the Offered Shares. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder, and no representations concerning the tax consequences to any particular Holder are made. Holders should consult their own income tax advisors with respect to the tax consequences of acquiring Offered Shares pursuant to the Offering applicable to them based on their own particular circumstances, including the application and effect of the income and other tax laws of any country, province or other jurisdiction that may be applicable to the Holder. This summary does not address any tax considerations applicable to persons other than Holders and such persons should consult their own tax advisors regarding the consequences of acquiring, holding and disposing of Offered Shares under the Tax Act and any jurisdiction in which they may be subject to tax. Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

S-19

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Offered Shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars based on the relevant exchange rate as determined in accordance with the Tax Act.

i)	Taxation of Dividends

Dividends paid or credited, or deemed to be paid or credited, to a Holder on the Offered Shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend unless reduced by the terms of an applicable tax treaty or convention between Canada and the country in which the Holder is resident. For example, such rate is generally reduced under the Canada U.S. Tax Convention to 15% if the beneficial owner of such dividend is a U.S. Holder (or 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company). The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (the “MLI”) of which Canada is a signatory, affects many of Canada’s tax treaties (but not the Canada U.S. Tax Convention), including the ability to claim benefits thereunder. Holders should consult their own tax advisors to determine their entitlement to benefits under any applicable income tax treaty or convention based on their particular circumstances.

i)	Disposition of Offered Shares

A Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Holder on a disposition or deemed disposition of Offered Shares nor will capital losses arising therefrom be recognized under the Tax Act, unless the Offered Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Holder at the time of the disposition and the Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Holder is resident at the time of the disposition (including as a result of the application of the MLI).

Generally, as long as the Offered Shares are, at the time of disposition, listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX and the NYSE American), the Offered Shares will not constitute taxable Canadian property of a Holder, unless at any time during the 60 month period immediately preceding the disposition or deemed disposition the following two conditions are met concurrently: (a) the Holder, persons with whom the Holder does not deal at arm’s length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Holder and/or persons with whom the Holder does not deal at arm’s length, or any combination of the foregoing, owned 25% or more of the issued shares of any class or series of shares of the capital stock of the Company, and (b) more than 50% of the fair market value of the Offered Shares was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” or “timber resource properties” (each as defined in the Tax Act), and options in respect of, interests in, or, for civil law, rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, an Offered Share may also be deemed to be taxable Canadian property to a Holder in certain circumstances under the Tax Act.

If the Offered Shares are, or are deemed to be, taxable Canadian property of a Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act or pursuant to an applicable income tax treaty or convention (including as a result of the application of the MLI), then upon a disposition or a deemed disposition of such Offered Shares (other than on a disposition of Offered Shares to the Company that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market), the Holder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Offered Shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Offered Shares to the Holder.

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One half of any such capital gain (a "taxable capital gain") realized by a Holder in a taxation year will be required to be included in computing the Holder's income for that year, and one half of any such capital loss (an "allowable capital loss") realized by a Holder in a taxation year must generally be deducted against taxable capital gains realized by the Holder in that year from dispositions of taxable Canadian property. Allowable capital losses from dispositions of taxable Canadian property not deductible in the taxation year in which they are realized may ordinarily be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against taxable capital gains realized in such years from dispositions of taxable Canadian property, subject to the detailed rules contained in the Tax Act in this regard.

Holders whose Offered Shares may constitute taxable Canadian property should consult their own advisors regarding the tax and compliance considerations that may be relevant to them.

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Certain U.S. Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Offered Shares acquired pursuant to this Offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and or disposition of Offered Shares. Furthermore, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax considerations applicable to such U.S. Holder including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax consequences to U.S. Holders of the acquisition, ownership and disposition of Offered Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Offered Shares.

No ruling from the U.S. Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of Offered Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary. There can be no assurance that the IRS will not challenge one or more of the tax consequences described in this summary.

This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations (whether final, temporary or proposed) promulgated thereunder (“Treasury Regulations”), published rulings of the IRS, published administrative positions of the IRS, the Canada U.S. Tax Convention, and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive, current or prospective basis.

U.S. Holders

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Offered Shares that, for U.S. federal income tax purposes, is: (a) a citizen or individual resident of the United States; (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States or any state in the United States, including the District of Columbia; (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or (d) a trust if (i) such trust has validly elected under Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes, or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

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U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (b) are banks, financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Offered Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale or other integrated transaction; (f) acquire Offered Shares in connection with the exercise or cancellation of employee stock options or otherwise as compensation for services; (g) hold Offered Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment purposes); (h) are subject to special tax accounting rules with respect to their Offered Shares; (i) are partnerships or other pass-through entities (and investors in such partnerships or other owners thereof); (j) are S corporations (and shareholders therein); (k) are U.S. expatriates or former long term residents of the United States; (l) hold Offered Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (m) own or have owned or will own (directly, indirectly or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Offered Shares.

This discussion also does not address the tax treatment of entities or arrangements classified as partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons who hold Offered Shares through partnerships or such other pass-through entities. If an entity or arrangement classified as a partnership for U.S. federal income tax purposes owns Offered Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships and other pass-through entities that will hold Offered Shares, and the partners in such partnerships and other pass-through entities should consult their own tax advisors regarding the tax consequences arising from and relating to the acquisition, ownership and disposition of Offered Shares.

U.S. Federal Income Tax Consequences of the Acquisition, Ownership and Disposition of Offered Shares

Distributions on Offered Shares

Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to an Offered Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current and accumulated “earnings and profits” of the Company, as computed under U.S. federal income tax principles. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Offered Shares and thereafter as a gain from the sale or exchange of such Offered Shares (see “Sale or Other Taxable Disposition of Offered Shares” below). However, the Company does not intend to maintain calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the Offered Shares will constitute dividend income. Subject to applicable limitations, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. Dividends received on Offered Shares by corporate U.S. Holders will not be eligible for the “dividends received deduction”. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

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Sale or Other Taxable Disposition of Offered Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of Offered Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between (a) the amount of cash received plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Offered Shares sold or otherwise disposed of. Such gain generally will be treated as “U.S. source” for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is re-sourced as “foreign source” under the Canada U.S. Tax Convention and such U.S. Holder elects to treat such gain or loss as “foreign source” (see a more detailed discussion at “Foreign Tax Credit” below). Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Offered Shares are held for longer than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company is considered a PFIC within the meaning of Section 1297(a) of the Code for any year during a U.S. Holder’s holding period, then certain potentially adverse tax consequences would apply to such U.S. Holder’s acquisition, ownership and disposition of Offered Shares.

PFIC Status of the Company

The Company generally will be a PFIC if, for a given tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of assets held by the Company either produce passive income or are held for the production of passive income, based on the average quarterly fair market value of such assets (the “PFIC asset test”). “Gross income” generally includes all revenues less the cost of goods sold plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or other property included in inventory or property held primarily for sale to customers in the ordinary course, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of the Company’s trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation, and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of any direct or indirect equity interest in any subsidiary that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax as described below under “Default PFIC Rules under Section 1291 of the Code” on their proportionate share of (a) any “excess distributions”, as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Offered Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Offered Shares are made.

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The Company believes that it was a PFIC for its most recently completed tax year, and based on current business plans and financial expectations, may be a PFIC in the current tax year and future tax years. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. The determination of whether the Company (or a subsidiary of the Company) was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether the Company (or a subsidiary of the Company) will be a PFIC for any tax year depends on the assets and income of the Company (and each such subsidiary) over the course of each such tax year and, as a result, the PFIC status of the Company (and each such subsidiary) for the current tax year or any future tax year cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or subsidiary) concerning its PFIC status. U.S. Holders should consult their own tax advisors regarding the PFIC status of the Company and any subsidiary of the Company.

Default PFIC Rules under Section 1291 of the Code

If the Company is classified as a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership and disposition of Offered Shares will depend on whether such U.S. Holder makes a timely “qualified electing fund” election with respect to the Company under Section 1295 of the Code (a “QEF Election”) or makes a timely mark-to-market election with respect to its Offered Shares under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election (a “Non-Electing U.S. Holder”) will be subject to tax as described below.

A Non-Electing U.S. Holder will be subject to the default rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of the Offered Shares or on an indirect disposition of shares of a Subsidiary PFIC, and (b) any “excess distribution” paid on the Offered Shares or on the shares of a Subsidiary PFIC that is deemed to be received by a U.S. Holder. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average of the annual distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Offered Shares, if shorter).

Under Section 1291 of the Code, if the Company were to constitute a PFIC during a Non-Electing U.S. Holder’s holding period, any gain recognized on the sale or other taxable disposition of Offered Shares (including an indirect disposition of shares of a Subsidiary PFIC), and any “excess distribution” paid on the Offered Shares (or a distribution by a Subsidiary PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day of a Non-Electing U.S. Holder’s holding period for the Offered Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or excess distribution and to years before the Company became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates, as discussed below). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest”, which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Offered Shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent years. If the Company ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to the Offered Shares by electing to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above), but not loss, as if such Offered Shares were sold on the last day of the last tax year for which the Company was a PFIC. U.S. Holders should consult their tax advisors regarding the potential availability of this election.

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QEF Election

In the event the Company is a PFIC and a U.S. Holder makes a timely and effective QEF Election for the first tax year in which its holding period of its Offered Shares begins, such U.S. Holder generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to its Offered Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (i) “earnings and profits” over (ii) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a timely and effective QEF Election would not have any income inclusions as a result of such QEF Election. If a U.S. Holder that makes a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest”, which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits”, as computed for U.S. federal income tax purposes, of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Offered Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Offered Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” for purposes of avoiding the default PFIC rules discussed above if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Offered Shares in which the Company was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC again in a later tax year, the QEF Election will still be effective, and the U.S. Holder will be subject to the QEF rules described above during a subsequent tax year in which the Company qualifies as a PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return.

The Company will make available to U.S. Holders, upon their written request, information as to its status as a PFIC, as reasonably determined by the Company, and will provide to a U.S. Holder all information and documentation that a U.S. Holder making a QEF Election with respect to the Company is required to obtain for U.S. federal income tax purposes in the event it is a PFIC. The Company may provide such information on the Company’s website. However, U.S. Holders should be aware that the Company can provide no assurances that it will provide any such information relating to any Subsidiary PFIC. Because the Company may own shares in one or more Subsidiary PFICs and may acquire shares in one or more Subsidiary PFICs in the future, U.S. Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the U.S. Holders do not obtain the required information to file a QEF Election. U.S. Holders should consult their own tax advisor regarding the availability of, and procedure for making, a QEF Election with respect to the Company and any Subsidiary PFIC.

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Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to the Offered Shares only if the Offered Shares are marketable stock. The Offered Shares generally will be “marketable stock” if they are regularly traded on (a) a national securities exchange that is registered with the SEC; (b) the national market system established pursuant to section 11A of the U.S. Exchange Act; or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced; and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisors regarding whether the Offered Shares constitute marketable stock.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Offered Shares generally will not be subject to the default rules of Section 1291 of the Code discussed above. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for Offered Shares for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the default rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Offered Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Offered Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such Offered Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Offered Shares over (ii) the fair market value of such Offered Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

U.S. Holders that make a Mark-to-Market Election generally also will adjust their tax basis in the Offered Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Offered Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or loss (with such loss not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Offered Shares cease to be “marketable stock” or the IRS consents to revocation of such election. U.S. Holders should consult their own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to its Offered Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge and other income inclusion rules described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

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Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Offered Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations) in the event the Company is a PFIC during such U.S. Holder’s holding period for the relevant Offered Shares. However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which such Offered Shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Offered Shares as security for a loan will, generally be treated as having made a taxable disposition of such Offered Shares.

In addition, a U.S. Holder who acquires Offered Shares from a decedent will not receive a “step up” in tax basis of such Offered Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules (including the availability and advisability of making a QEF Election or Mark-to-Market Election) and how they the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Offered Shares in the event the Company is a PFIC at any time during such holding period for such Offered Shares.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid in foreign currency to a U.S. Holder in connection with the ownership of Offered Shares, or on the sale, exchange or other taxable disposition of Offered Shares, generally will be equal to the U.S. dollar value of such foreign currency received based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the Offered Shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. A U.S. Holder that receives foreign currency and converts such foreign currency into U.S. dollars at a conversion rate other than the rate in effect on the date of receipt may have a foreign currency exchange gain or loss, which generally would be treated as U.S. source ordinary income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. U.S. Holders should consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Offered Shares will be treated as foreign-source income, and generally will be treated as “passive category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Offered Shares generally will be U.S. source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Canada U.S. Tax Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

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Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Offered Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their Offered Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of Offered Shares will generally be subject to information reporting and backup withholding tax if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OFFERED SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

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Legal Matters

Certain legal matters in connection with the Offering will be passed upon on behalf of the Company by (i) Blake, Cassels & Graydon LLP with respect to Canadian legal matters, and (ii) Dorsey & Whitney LLP with respect to U.S. legal matters. In addition, certain legal matters in connection with the Offering will be passed upon on behalf of the Agents by (i) Borden Ladner Gervais LLP with respect to Canadian legal matters, and (ii) Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters.

AUDITORS, Transfer Agent and Registrar

PricewaterhouseCoopers LLP (“PwC”), Chartered Professional Accountants, located at Suite 1400, 250 Howe Street, Vancouver, British Columbia, Canada V6C 3S7, are the independent registered public accounting firm of the Company. PwC have confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada, including the Chartered Professional Accountants of British Columbia Code of Professional Conduct, and any applicable legislation or regulations. PwC has also confirmed they are independent within the rules of the Public Company Accounting Oversight Board. The consolidated financial statements of Trilogy for the year ended November 30, 2024 have been audited by PwC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PwC, Chartered Professional Accountants, located at Suite 1400, 250 Howe Street, Vancouver, British Columbia, Canada V6C 3S7, are the independent registered public accounting firm of Ambler Metals. PwC have confirmed that they are independent with respect to Ambler Metals within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada, including the Chartered Professional Accountants of British Columbia Code of Professional Conduct, and any applicable legislation or regulations. PwC has also confirmed they are independent within the rules of the Public Company Accounting Oversight Board. The consolidated financial statements of Ambler Metals for the year ended November 30, 2024 have been audited by PwC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our registrar and transfer agent for our Common Shares is Computershare Investor Services Inc., located at 510 Burrard Street, Vancouver, British Columbia Canada V6C 3B9. The co-transfer agent and registrar for the Common Shares in the United States is Computershare Trust Company, N.A., at its office at 150 Royall St., Canton, MA 02021.

Interest of Experts

Certain of the scientific and technical information relating to our mineral projects in this Prospectus Supplement, the Prospectus and the documents incorporated by reference herein and therein has been derived from technical reports prepared by the experts listed below and has been included in reliance on such person’s expertise. Copies of the technical reports can be accessed under the Company’s profile on SEDAR+ at www.sedarplus.ca, with respect to the 43-101 technical reports, and on EDGAR at www.sec.gov/edgar with respect to the S-K 1300 technical report summaries.

The following are the names of persons or companies (a) that are named as having prepared or certified a report, valuation, statement or opinion included in or included by reference in this Prospectus Supplement and Prospectus; and (b) whose profession or business gives authority to the statement, report or valuation made by the person or Trilogy:

•	Ausenco Engineering Canada ULC (as corporate successor to Ausenco Engineering Canada Inc.), Wood Canada Limited, SRK Consulting (Canada) Inc. and Brown and Caldwell, each of which prepared or certified certain portions of the technical report summary titled “Arctic Project S-K 1300 Technical Report Summary, Ambler Mining District, Alaska” dated November 30, 2022;

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•	Wood Canada Limited, SRK Consulting (Canada) Inc., Ausenco Engineering Canada ULC (as corporate successor to Ausenco Engineering Canada Inc.) and International Metallurgical & Environmental and Core Geoscience LLC, each of which prepared or certified certain portions of the technical report summary titled “S-K 1300 Technical Report Summary on the Initial Assessment of the Bornite Project, Northwest Alaska, USA” dated November 30, 2024; and

•	Richard Gosse, P.Geo., VP Exploration of the Company, a “Qualified Person” under S-K 1300 has reviewed and approved the scientific and technical disclosure contained in the Form 10-K, the management’s discussion and analysis of financial condition and results of operations for the year ended November 30, 2024 and management’s discussion and analysis of financial condition and results of operations for the quarters ended February 28, 2025, May 31, 2025 and August 31, 2025.

The aforementioned companies, and their directors, officers, employees and partners, as applicable, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities.

As at the date of this Prospectus Supplement and Prospectus, other than Richard Gosse, none of the aforementioned persons were employed on a contingency basis, or had, or are to receive, in connection with any offering under this Prospectus Supplement and Prospectus, a substantial interest, direct or indirect, in the Company, nor are any such persons connected with the Company as promoters, managing or principal underwriters, voting trustees, directors, officers, or, except as disclosed herein, employees.

Documents Incorporated by Reference

Information has been incorporated by reference in this Prospectus Supplement from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at Suite 901, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3A8, telephone: 604-638-8088. These documents are also available electronically under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act (excluding, unless otherwise provided therein or herein, (i) information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of filing of this registration statement on Form S-3 to which this Prospectus Supplement relates). Any statement contained in a document incorporated by reference in this Prospectus Supplement shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a)	annual report on Form 10-K for the fiscal year ended November 30, 2024, filed with the SEC on February 14, 2025;

(b)	Quarterly report on Form 10-Q for the quarter ended February 28, 2025, filed with the SEC on April 2, 2025;

(c)	Quarterly report on Form 10-Q for the quarter ended May 31, 2025, filed with the SEC on July 10, 2025;

(d)	Quarterly report on Form 10-Q for the quarter ended August 31, 2025, filed with the SEC on October 1, 2025;

(e)	Current Reports on Form 8-K filed on May 14, 2025, May 27, 2025, both Current Reports on Form 8-K filed on October 7, 2025, and November 7, 2025, in each case, to the extent filed pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act;

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(f)	our Definitive Proxy Statement on Schedule 14A filed on March 25, 2025, in respect of the annual general meeting of shareholders of the Company held on May 13, 2025;

(g)	the description of Common Shares contained in our registration statement on Form 40-F filed on March 1, 2012, including any amendment or report filed for purposes of updating such description; and

(h)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act, after November 30, 2024 but before the end of the offering of the Offered Shares made by this Prospectus Supplement.

Any statement contained in a document incorporated by reference in this Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement. We will provide to each person, including any beneficial owner, to whom a Prospectus Supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus Supplement but not delivered with the Prospectus Supplement. Copies of the documents incorporated by reference in this Prospectus Supplement may be obtained on written or oral request without charge from the Secretary of the Company at Suite 901, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3A8, telephone: (604) 638-8088. Our website is www.trilogymetals.com. Information contained in or accessible through our website does not constitute a part of this Prospectus Supplement.

Upon a new annual information form, the related annual financial statements and management’s discussion and analysis being filed by the Company with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus Supplement, the previous annual information form, the previous annual financial statements, the previous management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of the Company’s financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference into this Prospectus Supplement for purposes of future offers and sales of the Offered Shares under this Prospectus Supplement. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis and material change report being filed by us with the applicable securities regulatory authorities during the duration of this Prospectus Supplement, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus Supplement for purposes of further offers and sales of the Offered Shares hereunder.

References to our website in any documents that are incorporated by reference into this Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus Supplement, and we disclaim any such incorporation by reference.

Additional Information

You may read any document that the Company has filed with the SEC at the SEC’s public reference room in Washington, D.C. You may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov/edgar for further information about the public reference room. You may read and download the documents the Company has filed on EDGAR at www.sec.gov/edgar.

You may also read and download any public document we file with or furnish to the securities commissions and regulatory authorities in the provinces and territories of Canada, on our SEDAR+ profile at www.sedarplus.ca.

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Enforceability of Civil Liabilities

We are a corporation existing under the BCBCA. Many of our directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. It is unlikely to be a defence in a Canadian court to the enforcement of a judgment of a U.S. court that the judgment is predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States. There is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

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PROSPECTUS

Common Shares

Warrants

Share Purchase Contracts

Subscription Receipts

Units

We may offer and issue from time to time common shares (the “Common Shares”), warrants to purchase Common Shares (the “Warrants”), Share Purchase Contracts (as defined herein), Subscription Receipts (as defined herein) and units comprised of some or all of the other securities described above (“Units”) (all of the foregoing, collectively, the “Securities”) or any combination thereof in one or more transactions under this shelf prospectus (which we refer to as the “Prospectus”). Securities may be offered separately or together, at times, in amounts, at prices and on terms to be determined based on market conditions at or prior to the time of each offering and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a Prospectus Supplement that describes specific information about the particular Securities being offered and may add, update or change information contained or incorporated by reference in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with the additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement.

Our outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and the NYSE American LLC (“NYSE American”), under the symbol “TMQ”. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares will not be listed on any securities exchange. There is currently no market through which the Securities, other than the Common Shares, may be sold and you may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

Investing in our Securities involves a high degree of risk. You should carefully read the “Risk Factors” section contained elsewhere in this Prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable Prospectus Supplement and in the documents that are incorporated by reference herein and therein.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. You should read the tax discussion contained in the applicable Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances. See “Certain Canadian and U.S. Federal Income Tax Considerations” in this Prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 31, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the SEC as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings. The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the issue price, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, terms, number of Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Share Purchase Contracts, the designation, number and terms of the Common Shares to be purchased under the Share Purchase Contract, any procedures that will result in the adjustment of these numbers, the purchase price and purchase date or dates of the Common Shares, any requirements of the purchaser to secure its obligations under the Share Purchase Contract and any other specific terms; (iv) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the currency, the terms, conditions and procedures for the conversion or exercise of such Subscription Receipts into or for Common Shares or other securities or pursuant to which the holders thereof will become entitled to receive Common Shares or such other securities, and any other terms specific to the Subscription Receipts being offered; and (v) in the case of Units, the number of Units offered, the terms of the Units, the offering price, the number of Common Shares, Warrants or other Securities included in each Unit and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

We may offer and sell Securities to or through underwriting syndicates or dealers, through agents or directly to purchasers. The Prospectus Supplement for each offering of Securities will describe in detail the plan of distribution for that offering.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find Additional Information”.

This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. See “Cautionary Statement Regarding Forward-Looking Statements”.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. You should read the tax discussion contained in the applicable Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this Prospectus and any Prospectus Supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Trilogy”, the “Company”, “we”, “us” and “our” refer to Trilogy Metals Inc., either alone or together with our subsidiaries as the context requires.

The complete mailing address and telephone number of our principal executive officers is Suite 901, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3A8; (604) 638-8088.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “Cdn$” or “C$” are to Canadian dollars. See “Exchange Rate Information”. Our financial statements that are incorporated by reference into this Prospectus and any Prospectus Supplement have been prepared in accordance with accounting principles generally accepted in the United States.

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risk factors

Investing in the Securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of exploration of our mineral properties. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to Trilogy, or our business, property or financial results, each of which could cause purchasers of Securities to lose all or part of their investments. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospectus. Before deciding to invest in any Securities, investors should consider carefully the risks included herein and incorporated by reference in this Prospectus (including subsequently filed documents incorporated by reference) and those described in any Prospectus Supplement.

Risks Related to Our Securities

Need for future financing.

The future development of the Company’s business will require additional financings or refinancings. There are no assurances that such financing or refinancing will be available, or if available, available on terms acceptable to the Company. If sufficient capital is not available, the Company may be required to delay the expansion of its business and operations, which could have a material adverse effect on the Company’s business, financial condition, prospects or results of operations.

Future sales, issuances or exercises of equity securities could decrease the value of Common Shares, dilute investors’ voting power and reduce our earnings per share.

Our articles of incorporation allow us to issue an unlimited number of Common Shares for such consideration and on such terms and conditions as shall be established by the board of directors of the Company (the “Board”), in many cases, without the approval of the shareholders.

The Company has incentive stock options to purchase Common Shares (“Options”) issued, representing a right to receive Common Shares upon their exercise. In addition, the Company has restricted share units (“RSUs”) and deferred share units (“DSUs”) issued, representing a right to receive Common Shares on vesting and satisfaction of the settlement conditions. The exercise of the Options or the settlement of the RSUs and DSUs and the subsequent resale of such Common Shares in the public market could adversely affect the prevailing market price and the Company’s ability to raise equity capital in the future at a time and price which deems it appropriate. The Company may also enter into commitments in the future which would require the issuance of additional Common Shares or may grant Warrants, and the Company is expected to grant additional Options, RSUs and DSUs. Any share issuances from the Company’s treasury will result in immediate dilution to existing shareholders’ percentage interest in the Company.

We may also sell additional equity securities (including through the sale of securities convertible into Common Shares) and may issue additional equity securities to finance our operations, exploration, development, acquisitions or other projects. We cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in our earnings per share.

Sales by existing shareholders can reduce share prices.

Sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the market perception that the holders of a large number of Common Shares intend to sell Common Shares, could reduce the market price of the Common Shares. If this occurs and continues, it could impair the Company’s ability to raise additional capital through the sale of Securities.

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Our Common Shares are subject to various factors that have historically made share prices volatile.

The market price of our Common Shares may be subject to large fluctuations, which may result in losses to investors. In recent years, the securities markets have experienced a high level of price and volume volatility, and the market price of many companies, particularly those considered exploration or development stage companies, have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. The market price of the Common Shares may increase or decrease in response to a number of events and factors, including but not limited to: our operating performance and the performance of competitors and other similar companies; volatility in metal prices; the arrival or departure of key personnel; the number of Common Shares to be publicly traded after an offering pursuant to any Prospectus Supplement; the public’s reaction to our press releases, material change reports, other public announcements and our filings with the various securities regulatory authorities; changes in earnings estimates or recommendations by research analysts who track the Common Shares or the shares of other companies in the resource sector; changes in general economic and/or political conditions; acquisitions, strategic alliances or joint ventures involving us or our competitors; and the factors listed under the heading “Cautionary Statement Regarding Forward-Looking Statements”.

The market price of the Common Shares may be affected by many other variables which are not directly related to our success and are, therefore, not within our control, including other developments that affect the market for all resource sector securities, the breadth of the public market for the Common Shares and the attractiveness of alternative investments.

Securities class-action litigation often has been brought against companies following periods of volatility in the market price of their securities. Trilogy may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Loss of entire investment.

There is no guarantee that an investment in the Securities will earn any positive return in the short term or long term. An investment in the Securities is highly speculative and involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the Securities is appropriate only for investors who have the capacity to absorb a loss of their entire investment.

We will have broad discretion over the use of proceeds.

While detailed information regarding the use of proceeds from the sale of our Securities will be described in the applicable Prospectus Supplement, we will have broad discretion over the use of the net proceeds from an offering of our Securities. Because of the number and variability of factors that will determine our use of such proceeds, the Company’s ultimate use might vary substantially from its planned use. You may not agree with how we allocate or spend the proceeds from an offering of our Securities. We may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of our Securities, including the market value of our Common Shares, and that may increase our losses.

We do not intend to pay any cash dividends in the foreseeable future.

We have not declared or paid any dividends on our Common Shares. Our current business plan requires that for the foreseeable future, any future earnings be reinvested to finance the growth and development of our business. We do not intend to pay cash dividends on the Common Shares in the foreseeable future. We will not declare or pay any dividends until such time as our cash flow exceeds our capital requirements and will depend upon, among other things, conditions then existing including earnings, financial condition, restrictions in financing arrangements, business opportunities and conditions and other factors, or our Board determines that our shareholders could make better use of the cash.

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Negative operating cash flow.

Trilogy had negative operating cash flow for recent past financial reporting periods. The Company anticipates that it will continue to have negative operating cash flow until such time, if at all, the Upper Kobuk Mineral Projects go into production. To the extent that Trilogy has negative operating cash flow in future periods, Trilogy may need to allocate a portion of its cash reserves to fund such negative cash flow. Trilogy may also be required to raise additional funds through the issuance of equity securities. There can be no assurance that additional capital or other types of financing will be available when needed or that these financings will be on terms favourable to Trilogy.

There is no assurance of a sufficient liquid trading market for Common Shares in the future.

Shareholders may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of Common Shares on the trading market, and that Trilogy will continue to meet the listing requirements of the exchange on which Common Shares are listed.

There is no market for certain of our offered Securities.

There is no market through which Warrants, Share Purchase Contracts, Subscription Receipts or Units may be sold. Unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of the Warrants, Share Purchase Contracts, Subscription Receipts, or Units on any securities exchanges. There can be no assurance that an active trading market will develop for the aforementioned securities, or if developed, that such a market will be sustained at the price level at which it was offered. The liquidity of the trading market in those securities, and the market price quoted of those securities, may be adversely affected, by among other things:

•	changes in the overall market for those securities;
•	changes in our financial performance or prospects;
•	changes or perceived changes in our creditworthiness;
•	the prospects for companies in the industry generally;
•	the number of holders of those securities;
•	the interest of securities dealers in making a market for those securities; and
•	prevailing interest rates.

There can be no assurance that fluctuations in the trading price will not materially adversely impact our ability to raise equity funding without significant dilution to our existing shareholders, or at all.

Risks Related to the Company

The consummation of the transactions contemplated by the binding letter of intent with the U.S. Government and the U.S. Government’s ownership of significant equity interests in the Company may subject the Company and it stockholders to a number of additional risks and uncertainties, any of which could have a material adverse effect on the Company’s business, financial condition and results of operations or adversely impact the interests of our other shareholders.

The binding letter of intent entered into on October 6, 2025 with the U.S. Department of War (the “DOW”), led by the Office of the Undersecretary of Defense for Acquisitions and Sustainment (OUSD (A&S)) and the Office of Strategic Capital (OSC), for an investment (the “Strategic Investment”) provides that the DOW will purchase from the Company 8,215,570 units at a price of $2.17 per unit for an aggregate purchase price of approximately $17.8 million. Each unit is comprised of one common share of Trilogy and 3/4 of a 10-year warrant. Each full warrant will be exercisable following completion of construction of the Ambler Access Project (“Ambler Road”) at an exercise price of $0.01 to acquire one common share of Trilogy. Additionally, the DOW will purchase from South32 Limited (“South32”), the Company’s joint venture partner at Ambler Metals LLC, at a price of approximately $17.8 million 8,215,570 common shares of Trilogy that South32 currently holds and a 10-year call option to acquire an additional 6,161,678 common shares of Trilogy from South32 at a price of $0.01 per share, exercisable following completion of construction of the Ambler Road. The aggregate 16,431,140 shares to be issued and/or transferred to the DOW pursuant to the transactions above represents approximately 10% of the Company’s current issued and outstanding common shares. The Company and South32 will reinvest the entire proceeds from the Strategic Investment in Ambler Metals to advance the exploration and development of the UKMP (as defined below). The DOW shall have a three-year right to appoint one independent third-party director with relevant corporate governance experience to the board of directors of Trilogy, subject to the approval of the Trilogy board of directors, not to be unreasonably withheld. Finally, the letter of intent contains covenants to act in good faith regarding (i) a framework agreement among interested parties to establish the basis on which the Ambler Road can be permitted, financed and constructed, (ii) the DOW’s help to facilitate financing required for the construction of the Ambler Road in coordination with the State of Alaska, and (iii) certain permitting matters. Finally, the binding letter of intent provides for limits on the Company’s incurrence of indebtedness for the next three years in excess of $1 billion. The transaction is expected to close following the reauthorization of the Defense Production Act by the United States Congress and the completion by the U.S. government of its Foreign Ownership, Control, or Influence (FOCI) review; provided however, that if these conditions have not occurred prior to March 31, 2026 the letter of intent will terminate.

The closing of the Strategic Investment and the associated receipt of funds depends on the availability of appropriations from the legislative branch of the U.S. government and the ability of the executive branch of the U.S. government to obtain the funding and support contemplated by the transaction. The legislative, judicial or executive branches of the U.S. government could determine in the future that all or a portion of the transactions were unauthorized, void or voidable. The issuance of common shares to the U.S. government at a discount to the current market price is dilutive to existing shareholders, and shareholders may suffer significant additional dilution if the conditions to the Warrant are triggered and the Warrant is exercised. In addition, enforcement against a government counterparty is inherently uncertain given the defenses available to the U.S. government. The transactions contemplated by the letter of intent and the Strategic Investment may result in the U.S. government becoming one of the Company’s larger shareholders. The U.S. government’s interests in the Company may not be the same as those of other shareholders, and the presence of an additional large shareholder may dilute the voting power of existing or future shareholders. The contractual debt limitation may adversely impact the Company’s ability to raise capital. The existence of a significant U.S. government equity interest in the Company, and the U.S. government’s substantial additional powers with respect to the laws and regulations impacting the Company, may impact the Company's ability to pursue potential future strategic transactions that may be beneficial to shareholders.

We may be a “passive foreign investment company” in future periods, which may have adverse U.S. federal income tax consequences for U.S. shareholders.

U.S. investors in our Common Shares should be aware that we believe we were not a passive foreign investment company (“PFIC”) for the years ending November 30, 2020 and 2021, but we believe we were a PFIC for the years ending November 30, 2018, 2019, 2022, 2023 and 2024 and may be a PFIC in future tax years. If we are a PFIC for any year during a U.S. taxpayer’s holding period, then such holder generally will be required to treat any gain realized upon a disposition of Common Shares and any so-called “excess distribution” received on its Common Shares as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective “QEF election” or a “mark-to-market election”. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. shareholder. A U.S. taxpayer who makes a QEF election generally must report on a current basis its share of our net capital gain and ordinary earnings for any year in which we are a PFIC, whether or not we distribute any amounts to our shareholders. A U.S. taxpayer who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the U.S. taxpayer’s tax basis therein. Information regarding material U.S. federal income tax consequences to persons investing in the Securities offered by this Prospectus will be set forth in an applicable Prospectus Supplement. Prospective purchasers should consult its own tax advisor regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of our Securities.

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Other risks.

Prospective purchasers should carefully consider the risks in the documents incorporated by reference into this Prospectus (including subsequently filed documents incorporated by reference), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended November 30, 2024, filed with the SEC on February 14, 2025 (the “Form 10-K”) under the heading “Risk Factors”. If any of such or other risks occurs, the Company’s business, prospects, financial condition, financial performance and cash flows could be materially adversely impacted. In that case, the applicable Securities could decline in value and purchasers could lose all or part of their investment. There is no assurance that any risk management steps taken by the Company will avoid future loss due to the occurrence of such risks or other unforeseen risks.

CAUTIONARY NOTE TO United States INVESTORS

Unless otherwise indicated, all resource estimates, and any future reserve estimates, included or incorporated by reference in this Prospectus and any Prospectus Supplement have been, and will be, prepared in accordance with (i) National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves (“CIM Definition Standards”), and (ii) Subpart 229.1300 of Regulation S-K – Disclosure by Registrants Engaged in Mining Operations (“S-K 1300”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. S-K 1300 contains the rules established by the SEC concerning mining disclosure by U.S. reporting companies. While the S-K 1300 rules are similar to NI 43-101 rules in Canada, they are not identical and therefore the Company has prepared technical reports under both NI 43-101 and S-K 1300. The information contained or incorporated herein, contains pertinent information required under both NI 43-101 and S-K 1300.

Cautionary Statement Regarding Forward-Looking Statements

The information discussed in this Prospectus and the documents incorporated by reference into this Prospectus includes “forward-looking information” and “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These forward-looking statements may include statements regarding perceived merit of properties, exploration results and budgets, mineral reserves and resource estimates, work programs, capital expenditures, operating costs, cash flow estimates, production estimates and similar statements relating to the economic viability of a project, timelines, strategic plans, statements relating anticipated activity with respect to the Ambler Mining District Industrial Access Project or Ambler Access Project (“AAP”), the Company’s plans and expectations relating to the Arctic and Bornite projects (the “Upper Kobuk Mineral Projects” or “UKMP”), completion of transactions, market prices for precious and base metals, the anticipated strategic investment by the U.S. government, or other statements that are not statements of fact. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Statements concerning mineral resource and reserve estimates may also be deemed to constitute “forward-looking statements” to the extent that they involve estimates of the mineralization that will be encountered if the property is developed and, in the case of mineral reserves, such statements reflect the conclusion based on certain assumptions that the mineral deposit can be economically and legally exploited. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation:

•	risks related to inability to define proven and probable reserves;
•	risks related to our ability to finance the development of our mineral properties through external financing, strategic alliances, the sale of property interests or otherwise;
•	uncertainty as to whether there will ever be production at the Company’s mineral exploration and development properties;

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•	risks related to our ability to commence production and generate material revenues or obtain adequate financing for our planned exploration and development activities;
•	risks related to lack of infrastructure including but not limited to the risk whether or not the AAP will receive the requisite permits and, if it does, whether the Alaska Industrial Development and Export Authority will build the AAP;
•	risks related to inclement weather which may delay or hinder exploration activities at our mineral properties;
•	risks related to our dependence on a third party for the development of our projects;
•	none of the Company’s mineral properties are in production or are under development;
•	commodity price fluctuations;
•	uncertainty related to title to our mineral properties;
•	our history of losses and expectation of future losses;
•	risks related to increases in demand for equipment, skilled labor and services needed for exploration and development of mineral properties and related cost increases;
•	uncertainties relating to the assumptions underlying our resource estimates, such as metal pricing, metallurgy, mineability, marketability and operating and capital costs;
•	uncertainty related to inferred, indicated and measured mineral resources;
•	mining and development risks, including risks related to infrastructure, accidents, equipment breakdowns, labor disputes or other unanticipated difficulties with or interruptions in development, construction or production;
•	uncertainty related to successfully acquiring commercially mineable mineral rights;
•	risks and uncertainties relating to the interpretation of drill results, the geology, grade and continuity of our mineral deposits;
•	risks related to governmental regulation and permits, including environmental regulation, including the risk that more stringent requirements or standards may be adopted or applied due to circumstances unrelated to the Company and outside of our control;
•	the risk that permits and governmental approvals necessary to develop and operate mines at our mineral properties will not be available on a timely basis or at all;
•	risks related to the need for reclamation activities on our properties and uncertainty of cost estimates related thereto;
•	risks related to the acquisition and integration of operations or projects;
•	risks related to industry competition in the acquisition of exploration properties and the recruitment and retention of qualified personnel;
•	our need to attract and retain qualified management and technical personnel;
•	risks related to conflicts of interests of some of our directors and officers;
•	risks related to potential future litigation;
•	risks related to market events and general economic conditions;
•	risks related to the voting power of our major shareholders and the impact that a sale by such shareholders may have on our share price;
•	risks related to global climate change;
•	risks related to adverse publicity from non-governmental organizations;
•	uncertainty as to our ability to maintain the adequacy of internal control over financial reporting as per the requirements of Section 404 of the Sarbanes-Oxley Act;
•	increased regulatory compliance costs, associated with rules and regulations promulgated by the SEC, Canadian Securities Administrators, the NYSE American, the TSX, and the Financial Accounting Standards Boards, and more specifically, our efforts to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”);
•	the need for future financing;
•	risks related to future sales, issuances or exercises of equity securities decreasing the value of Common Shares, diluting investors’ voting power and reducing future earnings per share;
•	risks related to the sales by existing shareholders;
•	uncertainty as to the volatility in the price of the Common Shares;
•	loss of the entire investment;
•	risks related to the Company’s use of proceeds from the sale of its Securities;
•	the Company’s expectation of not paying cash dividends;

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•	risks associated with negative operating cash flow;
•	the uncertainty of maintaining a liquid trading market for the Common Shares;
•	the absence of a public market for certain of the Securities;
•	adverse federal income tax consequences for U.S. shareholders should the Company be a “passive foreign investment company”;
•	risks related to the ability to complete the anticipated strategic investment by the U.S. government, and associated risks of having the U.S. government as a significant shareholder; and
•	those risks identified in the Form 10-K for the year-ended November 30, 2024 under the heading “Risk Factors”.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this Prospectus under the heading “Risk Factors” and in the documents incorporated by reference in this Prospectus. All forward-looking statements contained in this Prospectus or in the documents incorporated by reference herein are qualified by these cautionary statements.

Our forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made. In connection with the forward-looking statements contained in this Prospectus and the documents incorporated, or deemed to be incorporated, by reference, we have made certain assumptions about our business, including about:

•	our ability to achieve production at the Upper Kobuk Mineral Projects;
•	the accuracy of our mineral resource and reserve estimates;
•	the results, costs and timing of future exploration drilling and engineering;
•	timing and receipt of approvals, consents and permits under applicable legislation;
•	the adequacy of our financial resources;
•	the receipt of third party contractual, regulatory and governmental approvals for the exploration, development, construction and production of our properties;
•	the Company’s history and continued good relationships with South32 (as defined herein), workers, unions, local communities and other stakeholders;
•	the Company’s ability to comply with environmental, health and safety laws and other regulatory requirements;
•	our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable;
•	there being no significant disruptions affecting operations, whether relating to labor, supply, power, damage to equipment or other matters;
•	mine plans and estimated development schedules remaining consistent with the plans outlined in the technical reports for each project;
•	expected trends and specific assumptions regarding metal prices and currency exchange rates; and
•	prices for and availability of fuel, electricity, parts and equipment and other key supplies remaining consistent with current levels.

We have also assumed that no significant events will occur outside of our normal course of business. Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. We believe that the assumptions inherent in the forward-looking statements are reasonable as of the date of this Prospectus. However, forward-looking statements are not guarantees of future performance and, accordingly, undue reliance should not be put on such statements due to the inherent uncertainty therein.

We do not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

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Exchange Rate Information

The following table sets forth (i) the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, expressed in Canadian dollars, in effect during such periods; and (iii) the high and low exchange rates for the U.S. dollar, expressed in Canadian dollars, during such periods, each based on the Bank of Canada rate in effect on each trading day for the relevant period, for conversion of U.S. dollars into Canadian dollars:

	Fiscal Year Ended November 30
	2024	2023	2022
High for period	1.4082	1.3875	1.3856
Low for period	1.3205	1.3128	1.2451
Average for period	1.3635	1.3509	1.2947
Rate at end of period	1.4056	1.3582	1.3508

On October 30, 2025, the exchange rate for the U.S. dollar, as expressed in Canadian dollars based on the Bank of Canada average daily rate, was C$1.00 = US$0.7149 (US$1.00 = C$1.3987).

The Company

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about us and our properties and business that you should consider before investing in any Securities. You should carefully read the entire Prospectus and the applicable Prospectus Supplement, including the section titled “Risk Factors” that immediately follows this description of the Company, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, before making an investment decision.

Corporate Structure

Name, address and incorporation

Trilogy Metals Inc. was incorporated on April 27, 2011 under the name NovaCopper Inc. pursuant to the terms of the Business Corporations Act (British Columbia) (“BCBCA”). NovaCopper Inc. changed its name to Trilogy Metals Inc. on September 1, 2016 to better reflect its diversified metals resource base. Our registered office is located at Suite 3500, The Stack, 1133 Melville Street, Vancouver, British Columbia, and our head office is located at Suite 901, 510 Burrard Street, Vancouver, British Columbia.

Intercorporate relationships

The following chart depicts our corporate structure together with the jurisdiction of incorporation of our subsidiaries. All ownership is 100% unless otherwise stated.

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On February 11, 2020, the Company’s Upper Kobuk Mineral Projects were transferred to Ambler Metals LLC (“Ambler Metals”), a limited liability company incorporated under the laws of Delaware and owned equally by Trilogy and South32 Limited (“South32”). All mineral resources and mineral reserve estimates with respect to the Upper Kobuk Mineral Projects that are disclosed in the Form 10-K are reported on a 100% basis unless otherwise noted.

Description of the Business

Our principal business is the exploration and development of the Upper Kobuk Mineral Projects located in the Ambler Mining District in Northwest Alaska, United States The Upper Kobuk Mineral Projects are held by Ambler Metals and are comprised of the (i) Arctic project, which contains a high-grade polymetallic volcanogenic massive sulfide deposit; and the (ii) Bornite project, which contains a carbonate-hosted copper - cobalt deposit. Our goals include expanding mineral resources and advancing the Upper Kobuk Mineral Projects through technical, engineering and feasibility studies so that production decisions can be made on those projects. Our interest in Ambler Metals is held by a wholly-owned subsidiary, NovaCopper US Inc. (dba Trilogy Metals US), registered to do business in the State of Alaska. We also conduct early-stage exploration through a wholly owned subsidiary, 995 Exploration Inc.

Use of Proceeds

Specific information about the use of proceeds from the specific issuance of any Securities will be set forth in the applicable Prospectus Supplement.

We had negative operating cash flow for the financial year ended November 30, 2024. We anticipate that we will continue to have negative cash flow until such time, if ever, that commercial production is achieved at the Upper Kobuk Mineral Projects. To the extent that we have negative operating cash flows in future periods we may need to allocate a portion of our existing working capital to fund such negative cash flow. See “Risk Factors”.

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Dividend Policy

We have not declared or paid any dividends on our Common Shares since the date of our incorporation. We intend to retain our earnings, if any, to finance the growth and development of our business and do not expect to pay dividends or to make any other distributions in the near future. Our Board will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

Description of Share Capital

Our authorized share capital consists of an unlimited number of Common Shares without par value. As at October 30, 2025, we had 170,799,182 Common Shares outstanding.

Common Shares

All of the Common Shares rank equally as to voting rights, participation in a distribution of our assets on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends. The holders of the Common Shares are entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings. Each Common Share carries with it the right to one vote.

In the event of the liquidation, dissolution or winding-up of the Company or other distribution of its assets, the holders of the Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after we have paid out our liabilities. There are no pre-emptive rights or conversion rights and no provisions for redemption or purchase for cancellation, surrender or sinking or purchase fund. Distributions in the form of dividends, if any, will be set by the Board. See “Dividend Policy”.

Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in our articles and the BCBCA. Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least two-thirds of the votes cast).

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any Warrants.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants will be issued under a separate Warrant indenture to be entered into between us and one or more banks or trust companies acting as Warrant agent. The applicable Prospectus Supplement will include details of the Warrant agreements covering the Warrants being offered. The Warrant agent will act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus.

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Warrants

The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;
•	the price at which the Warrants will be offered;
•	the currency or currencies in which the Warrants will be offered;
•	the designation and terms of the Common Shares purchasable upon exercise of the Warrants;
•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and the currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;
•	the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
•	the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;
•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
•	material United States and Canadian tax consequences of owning the Warrants; and
•	any other material terms or conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue Share Purchase Contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of Common Shares, at a future date or dates, or similar contracts issued on a “prepaid” basis (in each case, “Share Purchase Contracts”). The price per Common Share and the number of Common Shares may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. The Share Purchase Contracts will require either the share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. Any Share Purchase Contracts we issue will be physically settled by delivery of our Common Shares.

The applicable Prospectus Supplement will describe the terms of the Share Purchase Contracts. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts. Material United States and Canadian federal income tax considerations applicable to the holders of the Share Purchase Contracts will also be discussed in the applicable Prospectus Supplement.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue Subscription Receipts, which will entitle holders thereof to receive, upon satisfaction of Release Conditions (as defined herein) and for no additional consideration, Common Shares, Warrants or any combination of Securities as is specified in the applicable Prospectus Supplement. Subscription Receipts will be issued pursuant to one or more Subscription Receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the applicable Prospectus Supplement. Each Escrow Agent will be a financial institution authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the subscription agreement governing the Subscription Receipts sold to or through such underwriter or agent.

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The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts with applicable securities regulatory authorities after we have entered into it.

The applicable Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts that we may offer will describe the specific terms of the Subscription Receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of Subscription Receipts being offered;
•	the price at which the Subscription Receipts will be offered;
•	the designation, number and terms of the Common Shares, Warrants or a combination of Securities to be received by the holders of Subscription Receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;
•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive, for no additional consideration, the Common Shares, Warrants or a combination of Securities;
•	the procedures for the issuance and delivery of the Common Shares, Warrants or a combination of Securities to holders of Subscription Receipts upon satisfaction of the Release Conditions;
•	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination of Securities upon satisfaction of the Release Conditions;
•	the identity of the Escrow Agent;
•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;
•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination of Securities pending satisfaction of the Release Conditions;
•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;
•	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;
•	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;
•	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;
•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;
•	whether the Company will issue the Subscription Receipts as one or more global securities (“Global Securities”) and, if so, the identity of the depository for the Global Securities;
•	whether the Company will issue the Subscription Receipts as bearer securities, as registered securities or both;
•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants or other Securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;
•	whether the Company will apply to list the Subscription Receipts on any exchange;
•	material U.S. and Canadian federal income tax consequences of owning the Subscription Receipts; and
•	any other material terms or conditions of the Subscription Receipts.

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DESCRIPTION OF UNITS

We may issue Units, which may consist of one or more Common Shares, Warrants or any combination of Securities as is specified in the applicable Prospectus Supplement. In addition, the applicable Prospectus Supplement relating to an offering of Units will describe all material terms of any Units offered, including, as applicable:

•	the designation and aggregate number of Units being offered;
•	the price at which the Units will be offered;
•	the designation, number and terms of the Securities comprising the Units and any agreement governing the Units;
•	the date or dates, if any, on or after which the Securities comprising the Units will be transferable separately;
•	whether the Company will apply to list the Units on a securities exchange or automated interdealer quotation system;
•	material U.S. and Canadian federal income tax consequences of owning the Units, including how the purchase price paid for the Units will be allocated among the securities comprising the Units; and
•	any other material terms or conditions of the Units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	directly to purchasers;
•	through agents;
•	to or through underwriters or dealers; or
•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, convertible securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use Common Shares received from us to close out its short positions;
•	sell securities short and redeliver such securities to close out our short positions; or
•	enter into option or other types of transactions that require us to deliver Common Shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the Common Shares under this prospectus.

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In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

At-the-Market Offerings

If we reach an agreement with an underwriter on a placement, including the number of Common Shares to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE American, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common shares the amounts underwritten, and the nature of its obligations to take our Common Shares will be described in the applicable prospectus supplement.

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Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.

These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

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We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

CERTAIN CANADIAN and U.S. Federal Income Tax Considerations

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the Securities offered by this Prospectus will be set forth in an applicable Prospectus Supplement. You are urged to consult your own tax advisors prior to any acquisition of our Securities.

Legal Matters

Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by Blake, Cassels & Graydon LLP with respect to Canadian legal matters, and by Dorsey & Whitney LLP with respect to U.S. legal matters.

AUDITORS, Transfer Agent and Registrar

PricewaterhouseCoopers LLP (“PWC”), Chartered Professional Accountants, located at Suite 1400, 250 Howe Street, Vancouver, British Columbia, Canada V6C 3S7, are the independent registered public accounting firm of the Company. PwC have confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada, including the Chartered Professional Accountants of British Columbia Code of Professional Conduct, and any applicable legislation or regulations. PwC has also confirmed they are independent within the rules of the Public Company Accounting Oversight Board. The consolidated financial statements of Trilogy for the year ended November 30, 2024 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PwC, Chartered Professional Accountants, located at Suite 1400, 250 Howe Street, Vancouver, British Columbia, Canada V6C 3S7, are the independent registered public accounting firm of Ambler Metals. PwC have confirmed that they are independent with respect to Ambler Metals within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada, including the Chartered Professional Accountants of British Columbia Code of Professional Conduct, and any applicable legislation or regulations. PwC has also confirmed they are independent within the rules of the Public Company Accounting Oversight Board. The consolidated financial statements of Ambler Metals for the year ended November 30, 2024 have been audited by PwC, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our registrar and transfer agent for our Common Shares is Computershare Investor Services Inc., located at 510 Burrard Street, Vancouver, British Columbia Canada V6C 3B9. The co-transfer agent and registrar for the Common Shares in the United States is Computershare Trust Company, N.A., at its office at 150 Royall St., Canton, MA 02021.

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Interest of Experts

Certain of the scientific and technical information relating to our mineral projects in this Prospectus and the documents incorporated by reference herein has been derived from technical reports prepared by the experts listed below and has been included in reliance on such person’s expertise. Copies of the technical reports can be accessed under the Company’s profile on SEC’s Electronic Data Gathering and Retrieval system (“EDGAR”) at www.sec.gov/edgar with respect to the S-K 1300 technical report summaries.

The following are the names of persons or companies (a) that are named as having prepared or certified a report, valuation, statement or opinion included in or included by reference in this Prospectus; and (b) whose profession or business gives authority to the statement, report or valuation made by the person or Trilogy:

•	Ausenco Engineering Canada ULC (as corporate successor to Ausenco Engineering Canada Inc.), Wood Canada Limited, SRK Consulting (Canada) Inc. and Brown and Caldwell, each of which prepared or certified certain portions of the technical report summary titled “Arctic Project S-K 1300 Technical Report Summary, Ambler Mining District, Alaska” dated November 30, 2022
•	Wood Canada Limited, SRK Consulting (Canada) Inc., Ausenco Engineering Canada ULC (as corporate successor to Ausenco Enineering Canada Inc.) and International Metallurgical & Environmental and Core Geoscience LLC, each of which prepared or certified certain portions of the technical report summary titled “S-K 1300 Technical Report Summary on the Initial Assessment of the Bornite Project, Northwest Alaska, USA” dated November 30, 2024; and
•	Richard Gosse, P.Geo., VP Exploration of the Company, a “Qualified Person” under S-K 1300 has reviewed and approved the scientific and technical disclosure contained in the annual report on Form 10-K.

The aforementioned companies, and their directors, officers, employees and partners, as applicable, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities.

As at the date of this Prospectus, other than Richard Gosse, none of the aforementioned persons were employed on a contingency basis, or had, or are to receive, in connection with any offering under this Prospectus, a substantial interest, direct or indirect, in the Company, nor are any such persons connected with the Company as promoters, managing or principal underwriters, voting trustees, directors, officers, or, except as disclosed herein, employees.

Documents Incorporated by Reference

Information has been incorporated by reference in this Prospectus from documents filed with the SEC or similar authorities. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at Suite 901, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3A8, telephone: 604-638-8088. These documents are also available electronically under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov/edgar.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, unless otherwise provided therein or herein, (i) information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of filing of this registration statement on Form S-3 to which this Prospectus relates and prior to the termination of the offering under this Prospectus and any prospectus supplement). Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a)	our Annual Report on Form 10-K for the fiscal year ended November 30, 2024, filed with the SEC on February 14, 2025;
(b)	our Definitive Proxy Statement on Schedule 14A filed on March 28, 2025, in respect of the annual general meeting of shareholders of the Company held on May 13, 2025;
(c)	our Quarterly Report on Form 10-Q for the quarter ended August 31, 2025, filed with the SEC on October 1, 2025;
(d)	our Quarterly Report on Form 10-Q for the quarter ended May 31, 2025, filed with the SEC on July 10, 2025;
(e)	our Quarterly Report on Form 10-Q for the quarter ended February 28, 2025, filed with the SEC on April 2, 2025;
(f)	our Current Reports on Form 8-K filed on May 14, 2025, May 27, 2025, and October 7, 2025 (both of the Current Reports on Form 8-K filed that day), to the extent filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

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(g)	the description of Common Shares contained in our registration statement on Form 40-F filed on March 1, 2012, including any amendment or report filed for purposes of updating such description; and
(h)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after November 30, 2024 but before the end of the offering of the Securities made by this Prospectus.

Any statement contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. Copies of the documents incorporated by reference in this Prospectus may be obtained on written or oral request without charge from the Secretary of the Company at Suite 901, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3A8, telephone: (604) 638-8088. Our website is www.trilogymetals.com. Information contained in or accessible through our website does not constitute a part of this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities, and other information relating to the Securities, will be delivered to prospective purchasers of such Securities together with this Prospectus and the applicable Prospectus Supplement and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Upon a new annual information form, the related annual financial statements and management’s discussion and analysis being filed by the Company with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements, the previous management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of the Company’s financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of our Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis and material change report being filed by us with the applicable securities regulatory authorities during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder.

References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

WHERE YOU CAN FIND additional information

We are subject to the information requirements of the Securities Exchange Act of 1934 and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the securities covered by this prospectus, you may desire to review the full registration statement, including its exhibits. The registration statement, including its exhibits, as well as the documents that we file with the SEC, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-800-SEC-0330. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits to the registration statement.

You may also read and download any public document we file with or furnish to the securities commissions and regulatory authorities in the provinces and territories of Canada, on our SEDAR+ profile at www.sedarplus.ca.

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Enforceability of Civil Liabilities

We are a corporation existing under the BCBCA. Many of our directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws.  It is unlikely to be a defence in a Canadian court to the enforcement of a judgment of a U.S. court that the judgment is predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States. There is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

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COMMON SHARES

WARRANTS

SHARE PURCHASE CONTRACTS

SUBSCRIPTION RECEIPTS

UNITS

PROSPECTUS

October 31, 2025

Up to US$200,000,000 of Common Shares

Prospectus Supplement

Cantor	BMO Capital Markets

Canaccord Genuity	National Bank of Canada Capital Markets	Raymond James

November 7, 2025